UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant: ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

STAGWELL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STAGWELL INC.
One World Trade Center, Floor 65
New York, NY 10007
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2025
To the Stockholders of Stagwell Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Stagwell Inc. (the “Company”). The Annual Meeting will be held on Wednesday, June 12, 2025 at 11:30 am Eastern Time at the Company’s headquarters, One World Trade Center, Floor 65, New York, NY 10007, for the following purposes:
1.
To vote upon the election of nine (9) directors nominated by our Board of Directors to hold office until the 2026 Annual Meeting of Stockholders.

2.
To approve the Third Amended and Restated 2016 Stock Incentive Plan.

3.
To vote upon the approval, on an advisory basis, of the 2024 compensation of our named executive officers.

4.
To vote upon the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

5.
To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 14, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
Edmund D. Graff
Senior Vice President, Deputy General Counsel and Corporate Secretary
New York, NY
April 25, 2025
You are cordially invited to attend the Annual Meeting in person. Advance registration is required to attend the Annual Meeting. Admission information can be found on page 1 of the Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting in person at the Annual Meeting, you may vote your shares in advance online, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 12, 2025.
The Notice, Proxy Statement and Annual Report to Stockholders are available at https://www.stagwellglobal.com/2025-annual-meeting-materials/.

STAGWELL INC.
One World Trade Center, Floor 65
New York, NY 10007
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2025 at 11:30 am, Eastern Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
We have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Stagwell Inc. is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements thereof. We intend to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 25, 2025.
What is Stagwell Inc.?
Stagwell Inc. is the challenger network built to transform marketing.
On December 21, 2020, MDC Partners Inc. (“MDC”) and Stagwell Media LP (“Stagwell Media”) announced that they had entered into an agreement (as amended, the “Transaction Agreement”), providing for the combination of MDC with the operating businesses and subsidiaries of Stagwell Media (the “Stagwell Subject Entities”). The Stagwell Subject Entities comprised Stagwell Marketing Group LLC (“Stagwell Marketing”) and its direct and indirect subsidiaries. On August 2, 2021, we completed the previously announced combination of MDC and the Stagwell Subject Entities and a series of related transactions (such combination and transactions, the “Business Combination”). The Business Combination was treated as a reverse acquisition for financial reporting purposes, with MDC treated as the legal acquirer and Stagwell Marketing treated as the accounting acquirer.
References to the “Company,” “we,” or “us” in this proxy statement (the “Proxy Statement”) refer to Stagwell Inc. for the period following the Business Combination and to MDC for the period preceding the Business Combination, unless otherwise indicated or unless the context otherwise requires.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 12, 2025 at 11:30 am Eastern Time at the Company’s headquarters, One World Trade Center, Floor 65, New York, NY 10007. To be admitted, you will need to register in advance of the Annual Meeting and bring valid photo identification. Registration requests must be received by June 9, 2025 and may be sent by email to ir@stagwellglobal.com (with “Annual Meeting Registration” in the subject line) or by mail to Stagwell Inc., Attention: IR/Annual Meeting Registration, One World Trade Center, Floor 65, New York, NY 10007.
What matters will be voted on at the Annual Meeting?
There are four matters scheduled for a vote:
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Proposal 1:   To elect the nine directors nominated by our Board, each to hold office until our annual meeting of stockholders in 2026;

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Proposal 2:   To approve the Third Amended and Restated 2016 Stock Incentive Plan;

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Proposal 3:   To approve, on an advisory basis, the 2024 compensation of our named executive officers; and

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Proposal 4:   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

How does the Board recommend that I vote?
The Board recommends that you vote FOR each of proposals 1, 2, 3 and 4.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
Who can vote at the Annual Meeting?
Stockholders of record at the close of business on April 14, 2025 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 267,136,977 shares of the Class A common stock, par value $0.001 per share (“Common Stock”), outstanding. Each share of Common Stock outstanding entitles the holder to one vote on each matter to be voted on at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name.   If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank.   If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, you may vote (1) in person at the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote in advance of the Annual Meeting through the internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial toll-free 1-800 — PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from other countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a valid proxy issued in your name from that record holder.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or using a printed proxy card, and how to vote in person at the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or in different accounts. Please follow the instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
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Submit another properly completed proxy card with a later date.

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Grant a subsequent proxy through the internet or by telephone.

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Send a timely written notice via email before the Annual Meeting that you are revoking your proxy to ir@stagwellglobal.com.

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Attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet or telephone proxy is the one that is counted.
If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What if I do not provide specific voting instructions?
Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record and do note vote through the internet, by telephone, by completing a proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted as follows: (1) “FOR” the election of the nominees for director; (2) “FOR” approval of the Third Amended and Restated 2016 Stock Incentive Plan; (3) “FOR” approval, on an advisory basis, of the 2024 compensation of our named executive officers; and (4) “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the Annual Meeting or any adjournment or postponement thereof, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner and do not give instructions to your broker, bank or other agent on how to vote, the broker, bank or other agent will be able to vote your shares in its discretion on certain matters considered “routine.” If a proposal is not routine, the broker, bank or other agent may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine, and the beneficial owner does not provide any voting instructions. Please follow the voting instructions provided by the broker or other entity holding your shares to ensure your vote is counted. Your broker, bank or other agent does not have the discretion to vote your shares on Proposals 1, 2 and 3 without your instructions. However, your broker does have the discretion to vote your shares on Proposal 4.
How many votes are needed to approve each proposal?
With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN.
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:
Proposal	Vote Required	“Withhold” Vote	Abstentions	Broker Non-Votes
Proposal 1 – Election of nine directors to hold office until the 2026 Annual Meeting	Plurality of votes cast of the shares entitled to vote and present in person or represented by proxy. The nine nominees receiving the most “FOR” votes will be elected.	No effect	Not Applicable	No effect
Proposal 2 – Approval of Third Amended and Restated 2016 Stock Incentive Plan	Majority of the shares entitled to vote and present in person or represented by proxy.	Not applicable	Against	No effect
Proposal 3 – Advisory vote on the 2024 compensation of our named executive officers	Majority of the shares entitled to vote and present in person or represented by proxy.	Not applicable	Against	No effect
Proposal 4 – Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Majority of the shares entitled to vote and present in person or represented by proxy.	Not applicable	Against	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present for purposes of holding a valid meeting if stockholders holding at least a majority of the shares of Common Stock are present at the Annual Meeting in person or represented by proxy. At the close of business on the Record Date, there were 267,136,977 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding entitles the holder to one vote on each matter to be voted on at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days following the Annual Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
Stockholders who wish to present proposals for inclusion in the proxy materials prepared by the Company in connection with the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must submit their proposals in writing so that they are received at the Company’s principal executive offices no later than December 26, 2025. If the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the anniversary of the 2025 Annual Meeting, we will announce a new deadline in our public filings with the United States Securities and Exchange Commission (the “SEC”). Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials.
Timely notice of any proposal, including a director nomination, that you intend to present at the 2026 Annual Meeting of Stockholders must be delivered in writing to the Company’s Secretary not earlier than February 12, 2026 and not later than March 14, 2026; provided, however, that if the date of the 2026 Annual Meeting is more than 30 days earlier or more than 60 days later than anniversary of the 2025 Annual Meeting, timely notice of any proposal must be so delivered not earlier than 120 days prior to the date of the 2026 Annual Meeting and not later than the later of 90 days prior to the date of the 2026 Annual Meeting or the 10th day following the day on which public announcement of such meeting is first made. For more information, including the information required to be included in a stockholder proposal or a director nomination, please refer to Sections 2.7 and 3.3 of our Amended and Restated Bylaws (the “Bylaws”), included as Exhibit 3.2 to our Annual Report on Form 10-K, filed with the SEC on March 11, 2025.
In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in connection with an annual meeting for any year in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary of the 2025 Annual Meeting, or April 13, 2026. If, however, the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the anniversary of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting for such year is first made.
Proposals and notices of intention to present proposals at the 2026 Annual Meeting should be delivered to Stagwell Inc., Attention: Corporate Secretary, One World Trade Center, Floor 65, New York, NY 10007.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of nine members, each of whose term of office expires at the Annual Meeting. The nine persons named below will be presented for election to the Board at the Annual Meeting and, unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor) intend to vote FOR the election of the nominees whose names are set forth below.
Charlene Barshefsky	Eli Samaha
Bradley J. Gross	Irwin D. Simon
Wade Oosterman	Rodney Slater
Mark J. Penn	Brandt Vaughan
Desirée Rogers
Each of the nominees is currently a director of the Company. The Board believes that each of the nominees for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth in “Information Concerning Management’s Nominees for Election as Directors” below. With the exception of Mr. Penn, the Board has determined that all of the nominees are independent under applicable Nasdaq rules.
Each director elected will hold office until the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Bylaws.
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nine nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named above. Broker non-votes will have no effect on such election. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES.

QUALIFICATIONS OF THE MEMBERS OF THE BOARD
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and committees, including persons suggested by stockholders and others.
As provided in its charter, the Nominating and Corporate Governance Committee reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the stockholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from stockholders with respect to Board or committee nominees.
Qualifications for Service on the Board
Talent Management
Our ability to attract and retain the most talented professionals is fundamental to the success of an advertising and marketing holding company business such as ours, and the Board’s oversight function is particularly critical with respect to succession planning for our senior leadership team and ensuring that we continue to prioritize the wide range of perspectives on the Board.

Character
Our Board’s ability to honestly and ethically assess and maximize long-term stockholder value is essential for the Company’s well-being. Integrity and sound judgment are fundamental aspects of our Company’s values. We also highly value collaboration, and expect directors to have strong diplomatic and interpersonal skills.

Industry Experience
Directors with experience relevant to our industry are well-suited to help guide the Company in key areas of our business such as marketing and advertising and public relations, and to assess growth opportunities. Relevant industry experience extends to knowledge of the products and services that the Company’s partner firms provide, as this aids customer relationship management.

CEO Experience
We believe that experience serving as a CEO enables directors to contribute deep insight into business strategy and operations, positioning the Board to serve as a valuable thought leader and challenge key assumptions while overseeing management.

Legal / Regulatory
Our Board must be able to effectively evaluate the Company’s legal risks and obligations, as well as the complex, multinational regulatory environments in which our businesses operate, to help protect the Company’s reputational integrity and promote long-term success.

Technology
Technological experience enables our directors to provide important insight regarding social and digital media, data privacy, cybersecurity, and other matters related to our information security and technology systems. We value directors with an ability to focus on digital innovation, as we navigate a time of rapid technological advancement industry-wide.

Public Company Board Experience	Through their experience serving on the boards of other large publicly traded companies, directors bring a valuable understanding of board functions and effective independent oversight.

Information Concerning Management’s Nominees for Election as Directors
The following is a brief biography of each nominee for election as a director, and a summary of the qualifications and any arrangements pursuant to which each nominee was selected:
Mark J. Penn Age 71 Director since: March 18, 2019
Mr. Penn is the Chairman and Chief Executive Officer of the Company. Mr. Penn previously served as the Chairman and Chief Executive Officer of MDC beginning March 18, 2019. He has also been the President and Managing Partner of The Stagwell Group, a private equity fund that invests in digital marketing services companies, since its formation in June 2015. Prior to The Stagwell Group, Mr. Penn served in various senior executive positions at Microsoft. As Executive Vice President and Chief Strategy Officer of Microsoft, he was responsible for working on core strategic issues across the company, blending data analytics with creativity. Mr. Penn also has extensive experience growing and managing agencies. As the co-founder and CEO of Penn Schoen Berland, a market research firm that he built and later sold to WPP Group, he demonstrated value-creation, serving clients with innovative techniques such as being the first to offer overnight polling and unique ad testing methods now used by politicians and major corporations. At WPP Group, he also became CEO of Burson Marsteller, and managed the two companies to substantial profit growth during that period. A globally recognized strategist, Mr. Penn has advised corporate and political leaders both in the United States and internationally. He served for six years as White House Pollster to President Bill Clinton and was a senior adviser in his 1996 re-election campaign, receiving recognition for his highly effective strategies. Mr. Penn later served as chief strategist to Hillary Clinton in her Senate campaigns and her 2008 Presidential campaign. Internationally, Mr. Penn helped elect more than 25 leaders in Asia, Latin America and Europe, including Tony Blair and Menachem Begin.
Qualifications
Mr. Penn has extensive leadership experience as a CEO and an agency operator, and his background as an agency founder, executive strategist and marketer, and global thought leader were critical qualifications that led to his appointment as CEO and a member of the Board.

Charlene Barshefsky Age 74 Director since: April 8, 2019 Committees: Audit Committee
Ambassador Barshefsky is a member of our Board. She previously served as a member of MDC’s Board of Directors beginning April 8, 2019. Ambassador Barshefsky is Chair of Parkside Global Advisors, a position she has held since April 2021. Prior to this, she was a Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C., from 2001 through March 2021. At WilmerHale, Ambassador Barshefsky advised multinational corporations on their market access, regulatory, investment and acquisition strategies in major markets across the globe. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative (“USTR”) and a member of President Clinton’s Cabinet from 1997 to 2001 and Acting and Deputy USTR from 1993 to 1996. As the USTR, she served as chief trade negotiator and principal trade policymaker for the United States and, in both roles, negotiated complex market access, regulatory and investment agreements with virtually every major country in the world. She serves on the board of directors of the Estee Lauder Companies and is a member of the board of trustees of the Howard Hughes Medical Institute. She is also a member of the Council on Foreign Relations. Ambassador Barshefsky served on the boards of directors of the American Express Company from 2001 to 2023, Intel Corporation from 2004 to 2018 and Starwood Hotels & Resorts from 2004 to 2016.

Qualifications
Ambassador Barshefsky’s distinguished record as a policymaker and negotiator, ability to assess regulatory risks, as well as exceptional Board director experience for some of the world’s most respected consumer companies across a range of sectors focused on digital innovation, are key qualifications for the Board.

Bradley J. Gross Age 52 Director Since: March 7, 2017 Committees: Human Resources and Compensation Committee
Mr. Gross is a member of our Board. Mr. Gross previously served as a member of MDC’s Board of Directors beginning March 7, 2017. Mr. Gross is global co-head of Private Equity within Goldman Sachs Asset Management. He serves as a member of the Asset Management Corporate Investment Committee, the Asset Management Corporate Growth Investment Committee and the Firmwide Retirement Committee. Previously, he was responsible for the Merchant Banking Division’s Technology, Media and Telecommunications investing activities and led the division’s portfolio wide valuation creation efforts. He first joined Goldman Sachs in 1995 as an analyst in the Real Estate Principal Investment Area. He rejoined the firm after business school in 2000 as an associate in the Principal Investment Area. He was named managing director in 2007 and partner in 2012. Mr. Gross serves on the boards of Slickdeals, LLC, MyEyeDr., and Aptos, Inc.
Qualifications
Mr. Gross brings to the board an exceptional risk management track record, extensive board experience, and technological experience, all of which qualify him for the Board.

Wade Oosterman Age 64 Director Since: January 23, 2020 Committees: Chair of Audit Committee
Mr. Oosterman is a member of our Board. Mr. Oosterman previously served as a member of MDC’s Board of Directors beginning January 23, 2020. Mr. Oosterman is President and Chief Executive Officer of Peyden Inc., a private investment company with holdings in technology, real estate, and media. He has held this position since January 2024. Prior to that time, Mr. Oosterman was Vice Chairman of Bell Canada, Canada’s largest telecommunications service provider, from 2018 through January 2024. Mr. Oosterman was also President of Bell Media, Canada’s largest media company, from January 2021 until January 2024. Mr. Oosterman previously served as President of Bell Mobility from 2006 to 2018, as President of Bell Residential Services from 2010 to 2018 and as Chief Brand Officer of Bell Canada, and BCE, from 2006 to 2020. Prior to joining Bell Canada, Mr. Oosterman served as Chief Marketing and Brand Officer for TELUS Corp., and Executive Vice President, Sales and Marketing for TELUS Mobility. In 1987, Mr. Oosterman co-founded Clearnet Communications Inc. and served on its board of directors until the successful sale of Clearnet to TELUS Corp. Mr. Oosterman serves on the boards of directors of Telephone Data Systems Inc. and Calix, Inc. He has also served on the boards of directors of EnStream, Ingram Micro and Virgin Mobile Canada.
Qualifications
Mr. Oosterman brings to the board financial acumen, risk assessment and mitigation, and exceptional operations experience. His leadership includes extensive experience in both sell-side and buy-side transactions.

Desirée Rogers Age 65 Director since: April 26, 2018 Committees: Chair of Human Resources and Compensation Committee; Nominating and Corporate Governance Committee
Ms. Rogers is a member of our Board. Ms. Rogers previously served as a member of MDC’s Board of Directors beginning April 26, 2018. Ms. Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC. This company is associated with two brands — Black Opal and Fashion Fair Cosmetics — that specialize in makeup and skincare for deeper complexions. She has held this position since June 2019. She served as Chairman of Choose Chicago, the tourism agency for the city of Chicago with over $1 billion in revenue, from 2013 until 2019. At Choose Chicago, Ms. Rogers’ digital marketing leadership resulted in record results of over 57 million visitors in 2018. Ms. Rogers was Chief Executive Officer of Johnson Publishing Company, a publishing and cosmetics firm, from 2010 to 2017. During the period of 2009 to 2010, Ms. Rogers was The White House’s Special Assistant to the President and Social Secretary under the Obama Administration. Ms. Rogers serves on the board of directors of Inspired Entertainment, Inc. Ms. Rogers also is a member of the boards of directors of The American Cancer Society, and The Northwestern Memorial Foundation. She is formerly a member of the board of directors of Pinnacle Entertainment, Inc.

Qualifications
Ms. Rogers is a results-oriented business leader, with key digital marketing experience, and brings to the board strong operational, collaborative and diplomatic skills that qualify her for the Board.

Eli Samaha Age 39 Director Since: August 3, 2021 Committees: Audit Committee
Mr. Samaha is a member of our Board. Mr. Samaha has been the Founder and Managing Partner of Madison Avenue Partners, LP, a value-focused investment manager whose partners include leading university endowments, hospital systems, and philanthropic foundations, since January 2018. Prior to founding Madison, Mr. Samaha was a Partner at Newtyn Management from January 2012 to December 2017 and held roles at KBS Capital Partners and GSC Group.
Qualifications
Mr. Samaha’s experience and knowledge in finance, equity and debt investments, and risk management qualify him for the Board.
Mr. Samaha was originally designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement and subsequently renominated by the Board.

Irwin D. Simon Age 66 Director since: April 25, 2013 Committees: Nominating and Corporate Governance Committee; Human Resources and Compensation Committee
Mr. Simon is a member of our Board and serves as Lead Independent Director. Mr. Simon previously served as a member of MDC’s Board of Directors beginning April 25, 2013. Mr. Simon has been Chairman and Chief Executive Officer at Tilray Brands, Inc., a leading global lifestyle and consumer packaged goods company traded on Nasdaq, since May 2021. In 2019, Mr. Simon joined and transformed Aphria Inc. into a profitable global cannabis company with leading market share brands. At Aphria, Mr. Simon structured a reverse merger and acquisition of Tilray. In 1993, Mr. Simon founded The Hain Celestial Group, Inc., a leading global organic and natural products company, and served as its Chairman and Chief Executive Officer until 2018. Mr. Simon was also the Executive Chairman of Whole Earth Brands, Inc., a global food company traded on Nasdaq, until its sale in August 2024. Mr. Simon previously served on the boards of directors of Barnes & Noble, Inc. and Jarden Corp. In addition, he serves on the board of directors of Tulane University.
Qualifications
Mr. Simon qualifies for the Board because of his unique perspectives on aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer-packaged goods industry and related marketing services that are provided by the Company’s partner firms.

Rodney Slater Age 70 Director Since: August 2, 2021 Committees: Chair of Nominating and Corporate Governance Committee
Secretary Slater is a member of our Board. Secretary Slater has served as a partner in the law firm Squire Patton Boggs LLP since 2001, practicing in the areas of transportation, infrastructure and public policy. Previously, he served as the U.S. Secretary of Transportation from 1997 to 2001 and as the Administrator of the Federal Highway Administration from 1993 to 1997. Secretary Slater has served as a director of Verizon Communications since 2010. He also served as a director of EVgo Inc. from 2021 to 2023, Kansas City Southern from 2001 to 2019 and Transurban Group from 2009 to 2018.
Qualifications
Secretary Slater’s significant leadership and strategic planning experience in the public and private sectors and perspectives on strategic partnerships, risk management, compliance, and legal issues are key qualifications for the Board.
Secretary Slater was originally designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement and subsequently renominated by the Board.

Brandt Vaughan Age 58 Director Since: August 2, 2021
Mr. Vaughan is a member of our Board. Mr. Vaughan is Chief Operating Officer and Chief Investment Officer of Ballmer Group, where he manages its operating, public and private equity investing and philanthropic investing across a range of assets, including the Los Angeles Clippers and LA Forum. Prior to joining Ballmer Group in 2014, Mr. Vaughan led enterprise-wide strategic planning and analysis for Microsoft. In addition, he served as Chief Financial Officer for Microsoft’s centralized marketing and business development functions and had a range of financial management roles over a more than decade-long career at Microsoft. Mr. Vaughan is on the boards of directors for One Community and the L.A. Clippers Foundation.
Qualifications
Mr. Vaughan’s deep experience and knowledge of strategy, finance, and operations are key qualifications for the Board.
Mr. Vaughan was originally designated as a nominee for election as a director of the Company by Stagwell Media pursuant to its rights under the Transaction Agreement and subsequently renominated by the Board.

COMPENSATION OF DIRECTORS
Summary of Non-Employee Director Compensation
The Human Resources and Compensation Committee is responsible for evaluating and recommending compensation programs for the Company’s non-employee directors to the Board for approval. Our Board has adopted the Stagwell Inc. Non-Employee Director Compensation Policy, as amended (the “Non-Employee Director Compensation Policy”) under which we compensate our non-employee directors.
Cash Compensation.   Under our Non-Employee Director Compensation Policy, each non-employee director receives a cash retainer in the amount of $70,000 per year (the “Board Retainer”). A non-employee director who serves as the Lead Independent Director receives an additional annual cash retainer in the amount of $75,000 per year (the “Lead Independent Director Retainer”). A non-employee director who serves as a member of the Audit Committee, the Human Resources and Compensation Committee or the Nominating and Corporate Governance Committee of the Board also receives an annual cash retainer in the amounts as follows: (i) a member of the Audit Committee receives a cash retainer of $10,000 per year, (ii) a member of the Human Resources and Compensation Committee receives a cash retainer of $5,000 per year, and (iii) a member of the Nominating and Corporate Governance Committee receives a cash retainer of $5,000 per year (each, a “Committee Member Retainer”). A non-employee director who serves as the chair of the Audit Committee, Human Resources and Compensation Committee or Nominating and Corporate Governance Committee of the Board receives an additional cash retainer in the amounts as follows: (i) the chair of the Audit Committee receives a cash retainer of $20,000 per year, (ii) the chair of the Human Resources and Compensation Committee receives a cash retainer of $15,000 per year, and (iii) the chair of the Nominating and Corporate Governance Committee receives a cash retainer of $15,000 per year (each, a “Committee Chair Retainer”). Non-employee directors may elect to receive all or a part of their cash compensation in fully vested shares of Common Stock.
Reimbursement of Reasonable Expenses.   Non-employee directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Meeting attendance fees are not payable under the Non-Employee Director Compensation Policy.
Equity Compensation.   Under the Non-Employee Director Compensation Policy, each non-employee director receives an annual grant of restricted stock units equal to $150,000 divided by the fair market value of our Common Stock on the date of grant. Each award of restricted stock units made in connection with an annual grant vests in full on the first anniversary of the date of grant, subject to the director’s continuous service as of the vesting date.
Mr. Penn is not entitled to receive any separate or additional compensation in connection with his services on the Board. Mr. Gross also did not receive any compensation for his services on the Board, in accordance with the terms of the purchase agreement with Goldman Sachs.
The following table sets forth the compensation paid to our non-management directors for fiscal year 2024:
DIRECTOR COMPENSATION FOR FISCAL YEAR 2024
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Charlene Barshefsky	80,000	150,002(1)	230,002
Bradley Gross(2)	—	—	—
Wade Oosterman	100,000	150,002(1)	250,002
Desirée Rogers	95,000	150,002(1)	245,002
Eli Samaha	80,000	150,002(1)	230,002
Irwin D. Simon	155,000	150,002(1)	305,002
Rodney Slater	90,000	150,002(1)	240,002
Brandt Vaughan	70,000	150,002(1)	220,002

(1)
Mr. Samaha elected to receive (i) 2,933 shares of Common Stock on July 1, 2024 in lieu of quarterly Board fees of $20,000 and (ii) 2,849 shares of Common Stock on October 1, 2024 in lieu of quarterly Board fees of $20,000. Mr. Vaughan elected to receive 2,566 shares of Common Stock on July 1, 2024 in lieu of quarterly Board fees of $17,500 and (ii) 2,493 shares of Common Stock on October 1, 2024 in lieu of quarterly Board fees of $17,500.

(2)
On June 12, 2024, Ms. Barshefsky, Mr. Oosterman, Ms. Rogers, Mr. Samaha, Mr. Simon, Mr. Slater and Mr. Vaughan each received a grant of 22,762 restricted stock units. As of December 31, 2024, these were the only unvested equity awards held by our non-management directors. The amounts in this table represent the aggregate grant date fair value of such grants as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable period. For a discussion of the assumptions relating to these valuations, see Note 2 — Significant Accounting Policies” in our Annual Report on Form 10-K for the year ended December 31, 2024. As noted above, Mr. Samaha elected to receive (i) 2,933 shares of Common Stock on July 1, 2024 in lieu of quarterly Board fees of $20,000 and (ii) 2,849 shares of Common Stock on October 1, 2024 in lieu of quarterly Board fees of $20,000. Mr. Vaughan elected to receive 2,566 shares of Common Stock on July 1, 2024 in lieu of quarterly Board fees of $17,500 and (ii) 2,493 shares of Common Stock on October 1, 2024 in lieu of quarterly Board fees of $17,500. These shares are not shown in this column, as the deferred fees are shown in the first column.

(2)
Mr. Gross is not entitled to any compensation for his service on the Board in accordance with the terms of the purchase agreement with Goldman Sachs.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
The Board has established guidelines for determining director independence, and all current directors, with the exception of Mr. Penn, have been determined by the Board to be independent under applicable Nasdaq rules.
The Company has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, certain provisions of the Code of Conduct that apply to its principal executive officer, principal financial officer and principal accounting officer by posting such information on its website, at the address and location specified below.
In addition, the Board has adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business. The Company’s Corporate Governance Guidelines contain a majority voting policy, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board will accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation will become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board will consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to the Corporate Governance Guidelines will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.
The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of Company securities that applies to our directors, officers, all other employees, consultants to and contractors. We also follow certain procedures for the repurchase of our securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.
Copies of the charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines and the Insider Trading Policy, are available free of charge at the Company’s website located at https://www.stagwellglobal.com/investors/corporate-governance. Copies are also available to any stockholder upon written request to One World Trade Center, Floor 65, New York, NY 10007, Attn: Investor Relations.
Meetings
The Board met or acted by written consent 8 times in 2024. The various Board committees met or acted by written consent the number of times shown in parentheses: Audit Committee (7); Human Resources and Compensation Committee (6); and Nominating and Corporate Governance Committee (3). Each incumbent director that served as a director during 2024 attended 75% or more of the aggregate of the meetings of the Board and each committee on which they served during such period. The Company has a formal policy regarding attendance by directors at its annual meeting of stockholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. Each member of the Board serving as a director at the time of the 2024 annual meeting of stockholders attended the meeting.

Membership on Standing Board Committees
Director	Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Charlene Barshefsky	✓
Bradley J. Gross		✓
Wade Oosterman	Chair
Mark J. Penn
Desirée Rogers		Chair	✓
Eli Samaha	✓
Irwin D. Simon		✓	✓
Rodney Slater			Chair
Brandt Vaughan
Board Structure and Risk Management Process

Audit Committee
The Audit Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the SEC. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to stockholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee matters and questions relating to the financial position of the Company and its affiliates. The Audit Committee is also responsible for, among other things, selecting and approving the terms of engagement and compensation of our independent auditor for each fiscal year, reviewing the performance of the independent auditor, overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; risk oversight matters; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor their reports on internal controls, as presented in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and evaluating their effectiveness, and the independent auditor has the responsibility for auditing the financial statements and effectiveness of internal controls over financial reporting.
The current members of the Audit Committee are: Wade Oosterman (Chair), Charlene Barshefsky and Eli Samaha. The Board has determined that each of the members of the Audit Committee is independent and financially sophisticated as required by applicable Nasdaq and SEC rules. The Board has determined that Mr. Oosterman qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and SEC rules. Mr. Oosterman has experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq. The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees. The Nominating and Corporate Governance Committee will formally meet and deliberate on the qualifications of specific candidates prior to recommending their appointment to the full Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The current members of the Nominating and Corporate Governance Committee are: Rodney Slater (Chair), Desirée Rogers and Irwin Simon.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee is currently composed of three members. All of the members of the Human Resources and Compensation Committee are considered to be independent according to the applicable rules of Nasdaq, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources and Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the Company’s equity incentive plans. Salary, bonus or other payments for senior management are reviewed and approved by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more of its members, or to other members of the Board qualified to perform such responsibilities in accordance with the applicable rules of Nasdaq and any other applicable law, as appropriate.
The current members of the Human Resources and Compensation Committee are: Desirée Rogers (Chair), Bradley J. Gross and Irwin Simon.
For further information about the Human Resources and Compensation Committee’s processes and procedures relating to the consideration of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

Board Leadership, Executive Sessions, Risk Oversight and Communications with the Board
Currently, Mr. Penn is the Chairman of the Board and the Company’s Chief Executive Officer. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Penn hold the positions of both Chairman and Chief Executive Officer, and by having a separate independent director (currently Mr. Simon) serve as “Lead Independent Director.” In the Board’s view, the current leadership structure facilitates strong communication and coordination between management and the Board and enables the Board to adeptly fulfill its risk oversight responsibilities.
Non-employee directors may meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Lead Independent Director has the primary responsibility to preside over these sessions of the Board. The current Lead Independent Director is Irwin Simon. Stockholders or other interested parties who wish to communicate with the Lead Independent Director or any other member of the Board may do so by mail or courier to Stagwell Inc., c/o Corporate Secretary, One World Trade Center, Floor 65, New York, NY 10007. Mail sent to this address will be forwarded, unopened, by the Corporate Secretary to the Lead Independent Director. To facilitate a response, in appropriate circumstances, stockholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and compliance and risk management functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Human Resources and Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance.
With respect to cybersecurity risk oversight, our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of our cybersecurity risk management program. The Audit Committee receives quarterly reports from management on cybersecurity risks, risk assessment and risk management, and discusses those matters with management. In addition, management updates the Audit Committee on cybersecurity incidents. The Audit Committee also receives and discusses quarterly reports from management on the effectiveness of our information technology security controls.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.
Audit Committee of the Board
Wade Oosterman (Chair)
Charlene Barshefsky
Eli Samaha
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
APPROVAL OF THE THIRD AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN
On April 23, 2025, our Board approved, subject to stockholder approval, the Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan (the “Third Amended and Restated 2016 Incentive Plan”). Accordingly, the Third Amended and Restated 2016 Incentive Plan is being submitted to our stockholders for their approval. If the Third Amended and Restated 2016 Incentive Plan is not approved, our Second Amended and Restated 2016 Stock Incentive Plan, as in effect prior to April 23, 2025 (the “Current Plan”), will remain in effect.
The following summary of the Third Amended and Restated 2016 Incentive Plan is qualified by reference to the full text of the Third Amended and Restated 2016 Incentive Plan, which is attached as Exhibit A to this Proxy Statement and incorporated by reference into this proposal. The Third Amended and Restated 2016 Incentive Plan is not tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Purpose of the Third Amended and Restated 2016 Incentive Plan
The Company has established the Third Amended and Restated 2016 Incentive Plan to promote the interests of the Company and its stockholders by providing incentives to the non-employee directors and employees of the Company and its subsidiaries who are largely responsible for the management, growth and protection of the business of the Company. The Current Plan authorizes the issuance of awards with respect to 20,250,000 shares of Common Stock or any other security into which such shares shall be changed (the “Shares”). The Company will not provide any financial assistance to Participants (as defined below) under the Third Amended and Restated 2016 Incentive Plan.
As of April 14, 2025, the aggregate number of Shares remaining available under the Current Plan was 1,016,139.
Proposed Material Amendments to the Current Plan
1.
Share Reserve.

The maximum number of Shares that are authorized for issuance under the Current Plan is 20,250,000 Shares. To allow greater availability and flexibility in deploying Incentive Awards to eligible individuals during this important period, and to align such individual’s interests with the long-term interests of the Company, the Board recommends, subject to stockholder approval, that the Current Plan be amended to increase the maximum number of Shares available for issuance from 20,250,000 to 40,250,000.
The 20,000,000 Share increase represents approximately 7.5% of the Company’s issued and outstanding Shares. Based on our historical practices, the Board believes that the additional Shares available for grant under the Third Amended and Restated 2016 Incentive Plan will be sufficient to cover awards for at least the next three years, depending on circumstances such as significant market value fluctuations, vesting levels of performance-based restricted stock or restricted stock unit awards, or acquisitions. The Board believes that the Shares to be added by this amendment are necessary to meet the Company’s anticipated equity compensation needs. The Company has been increasingly using equity compensation instead of cash compensation, including for non-executive employees, with over 1,800 employees receiving equity grants in 2024. If stockholders do not approve this proposal, the Company will not be able to continue to grant new equity awards, which can hinder its ability to attract and retain top talent and the Company’s overall compensation strategy could be affected, potentially leading to a heavier reliance on cash that is reserved for other purposes.
As of April 14, 2025, the closing price of a Share was $5.28.
2.
Limiting Exceptions to Minimum Vesting Period.

The Current Plan provides that no Incentive Award can vest or otherwise become payable prior to the first annual anniversary of the grant, unless a “Permitted Acceleration Event” (as defined in the Current Plan)

occurs (the “One Year Requirement”), subject to certain exceptions, including for Incentive Awards granted to the Company’s directors with a vesting period that runs from the Company’s annual meeting of stockholders to the next annual meeting of the Company’s stockholders. The Board recommends, subject to stockholder approval, that the Current Plan be amended so that such director awards may not have a vesting period shorter than 50 weeks, even if the meetings are fewer than 50 weeks apart, and to eliminate a Permitted Acceleration Event tied to performance-based awards.
3.
Termination Date of the Third Amended and Restated 2016 Incentive Plan.

The Current Plan is set to terminate on March 7, 2032, with no new grants of Incentive Awards allowed after that date. The Board recommends, subject to stockholder approval, that the term of the Current Plan be extended so that the Third Amended and Restated 2016 Incentive Plan will terminate on April 23, 2035, with no new grants of Incentive Awards allowed after that date.
4.
Other Administrative Changes.

The Board recommends, subject to stockholder approval, that certain other changes be made to administrative provisions in the Current Plan.
Alignment of the Third Amended and Restated 2016 Incentive Plan with Stockholders’ Interests
As highlighted below, the Third Amended and Restated 2016 Incentive Plan includes a number of provisions that we believe are consistent with good compensation practices:
•
No Discounted Options or Stock Appreciation Rights.   Options and SARs may not be granted with an exercise price lower than the fair market value of the underlying Shares on the date of grant.

•
No Repricings or Substitutions of Existing Incentive Awards without Stockholder Approval.   The Third Amended and Restated 2016 Incentive Plan provides that, in no event will any new Incentive Awards be issued in substitution for outstanding incentive awards previously granted to participants in the Third Amended and Restated 2016 Incentive Plan, nor shall any repricing (within the meaning of U.S. generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Third Amended and Restated 2016 Incentive Plan, such as Options or SARs, be permitted at any time under any circumstances, in each case unless the stockholders of the Company expressly approve such substitution or repricing.

•
No “Evergreen” Provision.   There is no “evergreen” feature pursuant to which the Shares available for issuance under the Third Amended and Restated 2016 Incentive Plan can be automatically replenished.

•
No Dividends or Dividend Equivalents.   Dividends or Dividend Equivalents may not be paid on any unvested awards.

•
No Transferability.   Incentive Awards generally may not be assigned or transferred, except upon death by will or the laws of descent, unless approved by the Committee.

•
No “Reload” Grants.   The Third Amended and Restated 2016 Incentive Plan does not provide for “reload” or other automatic grants to Participants.

•
No Tax Gross-ups.   The Third Amended and Restated 2016 Incentive Plan does not provide for any tax gross-ups.

•
No Liberal Change in Control Definition.   The Third Amended and Restated 2016 Incentive Plan does not include a “liberal” change in control definition. The Company requires a change in the majority of the Board or a 50% acquisition and transaction consummation in order to trigger a change in control.

•
No Automatic Single Trigger Vesting Upon a Change in Control.   The Third Amended and Restated 2016 Incentive Plan provides that any new Incentive Award that is subject to time-based vesting terms and conditions shall not automatically become fully and immediately vested and exercisable solely as a result of the occurrence of a Change in Control (as defined in the Third Amended and Restated 2016 Incentive Plan), absent a termination of employment without cause or resignation for good reason following any such Change in Control. Any new Incentive Award granted under the Third Amended and Restated 2016 Incentive Plan that is subject to performance-based vesting terms and conditions shall not automatically become fully and immediately vested and exercisable solely as a result of the occurrence of a Change in Control, absent a termination of employment without cause or resignation for good reason following any such Change in Control, and shall be adjusted on a pro-rata basis as determined by the Committee. Notwithstanding the foregoing, the Third Amended and Restated 2016 Incentive Plan provides the Committee discretion to vest Incentive Awards upon certain forms of Change in Control, including transactions following which the Shares are no longer outstanding and publicly traded.
Minimum Vesting Period.   The Third Amended and Restated 2016 Incentive Plan provides that any new Incentive Award granted under the Third Amended and Restated 2016 Incentive Plan may not vest or otherwise become payable earlier than one (1) year following the date on which it is granted, other than: (i) upon the occurrence of certain Permitted Acceleration Events; (ii) if the Incentive Award was granted as a substitute award in exchange for an award under a different Company plan or under an acquired company’s plan, with the same vesting schedule as the substituted for award; (iii) Incentive Awards granted to the Company’s directors that vest at the next annual meeting of the Company’s stockholders, provided that such vesting will occur no sooner than 50 weeks after the date of grant; and (iv) Incentive Awards of which the aggregate value is for less than 5% of the Third Amended and Restated 2016 Incentive Plan’s share reserve.
Equity Compensation Plan Information
See “Equity Compensation Plan Information” in this Proxy Statement for information regarding the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans as of December 31, 2024.
Summary of the Third Amended and Restated 2016 Incentive Plan
Eligible Participants and Types of Awards
The Third Amended and Restated 2016 Incentive Plan provides for the grant to non-employee directors, officers, employees and consultants of the Company of Options, tandem and stand-alone SARs and restricted Shares and other stock-based awards (“Other Stock-Based Awards” and together with Options and SARs, “Incentive Awards”). As of April 14, 2025, approximately six executives, 11,800 employees and seven non-employee directors would be eligible to participate in the Third Amended and Restated 2016 Incentive Plan.
Shares Available for Awards and Award Limitations
Shares issued under the Third Amended and Restated 2016 Incentive Plan may be either authorized and unissued shares or treasury shares. Each independent director shall not receive Incentive Awards (including Options) with a current market value in excess of $250,000 in any given fiscal year.
Minimum Vesting Period of One (1) Year for all Incentive Awards
In no event shall any new Incentive Award granted under the Third Amended and Restated 2016 Incentive Plan vest or otherwise become payable earlier than one (1) year following the date on which it is granted, other than upon the occurrence of any of the One Year Exceptions.
Effect of Change in Control
Any new Incentive Award granted under the Third Amended and Restated 2016 Incentive Plan that is subject to time-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of a Change in Control, absent a termination of employment without cause or resignation for good reason following any such change of control. In addition, any new Incentive Award granted under the Third Amended and Restated 2016 Incentive Plan that is subject to performance-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of Change in Control, absent a termination of employment without cause or resignation for good reason following any such Change in Control and shall be adjusted on a pro-rata basis as determined by the Human Resources and Compensation Committee.
No Substitutions or Repricing without Stockholder Approval
The Third Amended and Restated 2016 Incentive Plan provides that, in no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants under the Third Amended and Restated 2016 Incentive Plan, nor shall any repricing of Incentive Awards be permitted at any time under any circumstances, unless the stockholders of the Company expressly approve such substitution or repricing.
Dividends
The Third Amended and Restated 2016 Incentive Plan expressly prohibits the payment of cash dividends in respect of unvested Incentive Awards. Cash dividends, if any, may be deferred until the vesting date for any Incentive Award and distributed only to the extent the Shares underlying such Incentive Award ultimately vest. Upon the forfeiture of any Incentive Award that does not vest, deferred dividends (if any) shall be forfeited to the Company.
Administration
The Third Amended and Restated 2016 Incentive Plan is administered by the Human Resources and Compensation Committee of the Company’s Board, or such other committee as the Board shall appoint from time to time (the “Committee”). The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Third Amended and Restated 2016 Incentive Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize (i) a committee consisting of one or more directors, (ii) a director, or (iii) an officer of the Company to grant awards to persons who are not “executive officers” of the Company (within the meaning of such term pursuant to Rule 16a-1 of the Exchange Act), subject to such restrictions and limitations as the Committee may specify. In addition, the Board may, consistent with the terms of the Plan, from time to time grant Incentive Awards to directors.
The Committee will have full authority to administer the Third Amended and Restated 2016 Incentive Plan, including authority to interpret and construe any provision of the Third Amended and Restated 2016 Incentive Plan and the terms of any award issued under it and to adopt such rules and regulations for administering the Third Amended and Restated 2016 Incentive Plan as it may deem necessary. On or after the date of grant of an Incentive Award under the Third Amended and Restated 2016 Incentive Plan, the Committee may (i) extend the term of any Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any award may remain outstanding, (ii) waive any conditions to the exercisability or transferability of any award or (iii) provide for the payment of dividends or dividend equivalents with respect to any award when and to the extent such award has vested. Decisions of the Committee shall be final and binding on all Participants in the Third Amended and Restated 2016 Incentive Plan. No member of the Committee shall be liable for any action, omission or determination relating to the Third Amended and Restated 2016 Incentive Plan, and the Company indemnifies and holds harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Third Amended and Restated 2016 Incentive Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Third Amended and Restated 2016 Incentive Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
Significant Features Of Awards
All awards under the Third Amended and Restated 2016 Incentive Plan are subject to the terms, conditions, and limitations as determined by the Committee. The significant features of the Incentive Awards are summarized below:

Options.   Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be equal to at least 100% of the fair market value of a Share on the date on which the Option is granted. “Fair Market Value” means, as of the applicable date of determination, the closing sales price of the Shares on the immediately preceding business day as reported on the principal securities exchange on which such Shares are then listed or admitted to trading. Each Option shall be subject to earlier termination, expiration or cancellation as provided in the Third Amended and Restated 2016 Incentive Plan or in the agreement evidencing such Option.
Tandem Stock Appreciation Rights.   The Committee may grant, in connection with any Option, a tandem SAR (“Tandem SAR”). The exercise price per Share of any Tandem SAR will be equal to at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.
Stand-Alone Stock Appreciation Rights.   The Committee may grant SARs that do not relate to Options (“Stand-Alone SARs”). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.
Other Stock Based Awards.   The Committee may grant equity-based or equity-related awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. No such award will vest or otherwise become payable earlier than one year following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.
Tax Withholding
The Third Amended and Restated 2016 Incentive Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, Shares or by instructing the Company to withhold Shares payable to the Participant.
Assignment and Transfer
Options and SARs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
Amendments and Termination
The Board may at any time suspend or discontinue the Third Amended and Restated 2016 Incentive Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of stockholders of the Company, (i) increase the number of Shares that may be issued under the Third Amended and Restated 2016 Incentive Plan, (ii) materially modify the requirements as to eligibility for participation in the Third Amended and Restated 2016 Incentive Plan, (iii) increase the annual limitation on grants to the Company’s independent directors; (ii) extend the expiration date of the Third Amended and Restated 2016 Incentive Plan; or (iii) approve the substitution or repricing of an Incentive Award. No action may, without the consent of the Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award.
Term
No grants may be made under the Third Amended and Restated 2016 Incentive Plan after April 23, 2035.
Summary of U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences generally applicable to Participants and to the Company upon the grant and exercise of Incentive Awards under the Third Amended and Restated 2016 Incentive Plan based on U.S. tax law as in effect as of the date of this proxy statement. This discussion is limited, and does not cover state, local, or foreign tax treatment.
Options.   For federal income tax purposes, if a Participant is granted Options under the Third Amended and Restated 2016 Incentive Plan, the Participant will not recognize taxable income on the grant of the Option, nor will the Company be entitled to any deduction. Generally, upon the exercise of an Option, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the option exercise price. The Participant’s basis for the Shares for purposes of determining his or her gain or loss on subsequent disposition of such Shares generally will be the fair market value of the Shares on the date the option is exercised. Any subsequent gain or loss will be generally taxable as capital gain or loss.
SARs.   For federal income tax purposes, if a Participant is granted SARs under the Third Amended and Restated 2016 Incentive Plan, the Participant will not recognize taxable income on the grant of the SAR, nor will the Company be entitled to any deduction. Generally, upon the exercise of a SAR, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the option exercise price. If the SARs are settled in Shares, the Participant’s basis for the Shares for purposes of determining his or her gain or loss on subsequent disposition of such Shares generally will be the fair market value of the Shares on the date the SAR is exercised. Any subsequent gain or loss will be generally taxable as capital gain or loss.
Restricted Shares.   For federal income tax purposes, if a Participant is granted restricted Shares under the Third Amended and Restated 2016 Incentive Plan, the Participant will not recognize taxable income on the grant of the restricted Shares, nor will the Company be entitled to any deduction. Generally, upon the date when the restrictions lapse, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the fair market value of the Shares on that date (less the price paid, if any, for such Shares). Alternatively, a Participant may file with the Internal Revenue Service a “section 83(b) election” no later than 30 days after the date of grant of the restricted Shares, as a result of which the Participant will recognize ordinary income at the time of the grant, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Shares on the date of grant (less the price paid, if any, for such Shares). Any subsequent gain or loss will be generally taxable as capital gain or loss.
Other Stock Based Awards.   For federal income tax purposes, if a Participant is granted any other stock based award under the Third Amended and Restated 2016 Incentive Plan, the Participant will not recognize taxable income on the grant of the other stock based award, nor will the Company be entitled to any deduction. Generally, when any part of an other stock based award is paid (in the case of cash) or delivered (in the case of Shares) to the Participant, the Participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the cash paid or fair market value of the Shares delivered. Any subsequent gain or loss on the Shares will be generally taxable as capital gains or loss.
The Resolution
The resolution approving the Third Amended and Restated 2016 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on the outcome of this proposal.

The Board therefore seeks your approval and support for the following resolution:
RESOLVED:
THAT the Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan attached hereto as Exhibit A be approved; and
THAT if the Third Amended and Restated 2016 Stock Incentive Plan is not approved by the Company’s stockholders: (i) no Incentive Awards will be granted under the 2016 Third Amended and Restated 2016 Stock Incentive Plan; and (ii) the Current Plan will continue in full force and effect in accordance with its terms.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE THIRD AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and disclosure, which discuss how our compensation design and practices reflect our compensation philosophy. The Human Resources and Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our guiding principles.
In accordance with Section 14A of the Securities Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table, and other compensation tables and disclosure.”
The approval of this non-binding proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on the outcome of this proposal.
Since this proposal is an advisory vote, the result will not be binding on our Board or Human Resources and Compensation Committee. However, the Board and the Human Resources and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (or “CD&A”) section outlines our compensation philosophy and describes the material components of our executive compensation practices for our named executive officers or “NEOs” in 2024:
Mark Penn	Chairman & Chief Executive Officer
Jay Leveton	President
Frank Lanuto	Chief Financial Officer
Ryan Greene	Chief Operating Officer
Vincenzo DiMaggio	Chief Accounting Officer
EXECUTIVE SUMMARY
Business Combination
On August 2, 2021, we completed the Business Combination of MDC and the operating businesses and subsidiaries of Stagwell Media. At the same time, we added former Stagwell Media executives to our management team, including Jay Leveton, our President, and Ryan Greene, our Chief Operating Officer. As described more fully below, following the Business Combination, the Human Resources and Compensation Committee reviewed the compensation of our NEOs in light of the change in size and competitive position of the Company.
Aligning Pay with Performance
The Human Resources and Compensation Committee remains committed to its compensation strategy of appropriately linking compensation levels with stockholder value creation by:
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Aligning pay with financial performance as a meaningful component of total compensation;

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Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

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Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals; and

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Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Stockholder Approval of our NEO Compensation
Our Board, our Human Resources and Compensation Committee, and our management value the opinions of our stockholders. At our 2024 Annual Meeting, the Company submitted its executive compensation program to an advisory vote of its stockholders (also known as the “say-on-pay” vote). This advisory vote received support from over 99% of the total votes cast at the annual meeting. Our Board and Human Resources and Compensation Committee reviewed the vote results and we did not make any changes to our executive compensation program because of the results.

OVERVIEW OF OUR 2024 COMPENSATION PROCESS
Primary Compensation Elements
The Company traditionally uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary, annual cash bonus or stock incentives and long-term incentive awards. The Human Resources and Compensation Committee administers the long-term incentive program for our NEOs with the goal that all long-term equity awards granted to NEOs will either be subject to performance-based vesting requirements or will have value only to the extent that our stock price increases following the grant date, in addition to continued employment conditions. In limited situations, such as inducement grants, awards may include equity-based components that vest based solely on continued employment.
Pay Element	Description	Link to Business & Strategy
BASE SALARY
•
Fixed cash compensation recognizing individual performance, role and responsibilities, leadership skills, future potential and internal pay equity considerations

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Set upon hiring or promotion, reviewed as necessary based on the facts and circumstances and adjusted when appropriate

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Competitive base salaries help attract and retain key executive talent

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Any material adjustments are based on competitive market considerations, changes in responsibilities and individual performance

ANNUAL INCENTIVES	• Performance-based cash or stock compensation dependent on performance against annually established financial targets and personal performance	• Our annual incentives motivate and reward achievement of annual corporate and personal objectives that build stockholder value
LONG-TERM INCENTIVES
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Opportunity to earn equity long-term incentive awards, subject to continued employment, if the Company achieves financial performance goals (Adjusted EBITDA) over a three (3) year measurement period following the date of grant

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Like our annual incentives, our long-term incentives encourage senior leaders to focus on delivering on our key financial metrics, but do not encourage or allow for excessive or unnecessary risk-taking in achieving this aim

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The long-term incentives also ensure that executives have compensation that is at risk for longer periods of time and is subject to forfeiture in the event that they terminate their employment

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The long-term incentives also motivate executives to remain with the company for long and productive careers built on expertise

INDUCEMENT AWARDS / CASH SIGNING BONUSES	• One-time awards granted to new executives in the form of stock appreciation rights (“SARs”), restricted stock units, restricted shares and/or cash signing bonuses	• Attract talented, experienced executives to join and remain with the Company

Process for Determining the Compensation of Our Named Executive Officers
The Company’s executive compensation program is administered and overseen by the Human Resources and Compensation Committee. During 2024, our Human Resources and Compensation Committee was composed of three independent, non-employee directors. The Human Resources and Compensation Committee oversees the Company’s executive compensation plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Human Resources and Compensation Committee determines the salaries or potential salary increases, as applicable, and the performance measures and awards under the annual incentive program for our CEO and other executive officers. The Human Resources and Compensation Committee also determines the amount and form of long-term incentive awards.
Role of Compensation Consultant
The Human Resources and Compensation Committee did not retain a compensation consultant for 2024 or 2023. For 2022, the Human Resources and Compensation Committee retained Mercer, a compensation consulting firm, to provide objective analysis, advice and information to the Human Resources and Compensation Committee, including competitive market data and recommendations related to our CEO and other executive officer compensation, including recommendations regarding annual and long-term incentive awards. Additionally, Mercer provided feedback to the Human Resources and Compensation Committee related to the compensation terms for our employment agreement with the CEO. Mercer reported to the Human Resources and Compensation Committee Chair and had direct access to Human Resources and Compensation Committee members. In accordance with Nasdaq listing standards and SEC regulations, the Human Resources and Compensation Committee assessed the independence of Mercer and determined that it was independent from management and that Mercer’s work did not raise any conflict of interest.
Benchmarking of Compensation
In determining compensation opportunities and payments to executives, the Human Resources and Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. For 2022, we engaged in formal benchmarking of NEO compensation. The Human Resources and Compensation Committee did not update this benchmarking for 2024 or 2023. We intend that, if our NEOs achieve individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies.
The comparator group of peer marketing service companies used for 2022 was identified by Mercer and approved by the Human Resources and Compensation Committee. The group was comprised of the following publicly-traded companies in the advertising and media industry and ranging in size from approximately $1.0 billion to $5.8 billion in revenue (aligning with the post Business Combination size of the Company): Sinclair Broadcast Group; IAC/InterActiveCorp; Nexstar Media Group Inc.; TEGNA Inc.; Meredith Corporation; Gray Television, Inc.; Criteo S.A.; The E.W. Scripps Company; John Wiley & Sons; The New York Times Company; Clear Channel Outdoor Holdings, Inc.; Scholastic Corporation; and Audacy, Inc. We also considered published surveys and data regarding two of our competitors, Omnicom and The Interpublic Group of Companies, for reference purposes, but did not formally include them for benchmarking purposes given their size compared to the Company.
The Human Resources and Compensation Committee considers benchmarking, survey and competitor data, among other factors, in determining executive compensation.
Role of Named Executive Officers in Compensation Decisions
The Human Resources and Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the NEOs and other executive officers. As part of the Company’s annual planning process, the CEO, President and Chief Financial Officer develop targets for the Company’s incentive compensation programs and present them to the Human Resources and Compensation Committee. These targets are reviewed by the Human Resources and Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual “key performance indicators,” the CEO recommends to the Human Resources and Compensation Committee cash and long-term incentive award levels for the Company’s other executive officers. Each year, the CEO presents to the Human Resources and Compensation Committee his evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Human Resources and Compensation Committee exercises its discretionary authority and makes the final decisions regarding the form of awards, targets, award opportunities and payout value of awards. No executive officer participates in discussions relating to his or her own compensation.
The following table identifies the roles and responsibilities of the Human Resources and Compensation Committee and management in the oversight of the Company’s executive compensation program:
Human Resources and Compensation Committee	Management

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Sets policies and gives direction to management on all aspects of the executive compensation program

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Engages and oversees the independent compensation consultant, including determining its fees and scope of work

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Based upon performance, peer group and general industry market data, evaluates, determines and approves compensation (salary, bonus and equity awards) for each executive officer

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Determines the terms and conditions of equity incentive awards for all award recipients

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Reviews succession planning to mitigate the risk of executive departure and to help ensure individual development and bench-strength through different tiers of Company leadership

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Evaluates and considers regulatory and legal perspectives on compensation matters, rating agency opinions on executive pay, published investor compensation policies and position parameters, and recommendations of major proxy voting advisory firms

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Coordinates with the other committees of the Board to identify, evaluate and address potential compensation risks, where they may exist

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Analyzes competitive information supplied by the independent compensation consultant and others in light of the Company’s financial and operational circumstances

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Considers how other factors may affect pay decision-making, such as the Company’s targeted earnings, internal pay equity, overall financial performance and the Company’s ability to absorb increases in compensation costs

•
Uses the data and analysis referenced above to formulate recommendations for the Committee’s review and consideration

Risk Assessment
The Human Resources and Compensation Committee reviews with management the design and operation of the Company’s compensation practices and policies, including performance goals and metrics used in connection with incentive awards, and has determined that these policies do not provide the Company’s executive officers or other employees with incentives to engage in behavior that is reasonably likely to have a material adverse effect on the Company. As discussed below in greater detail, the principal measures of our business performance to which NEO compensation is tied are Adjusted EBITDA (as defined below) and individual key performance criteria.

Base Compensation
We provide our NEOs and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. We review base salaries for our named executive officers annually. As described above in “Benchmarking of Compensation” we also take into account the base compensation that is payable by public companies of similar size or that we believe to be our competitors.
The annual base salaries as of December 31, 2024, for our named executive officers are set forth in the following table.
Name	Base Salary
Mark Penn, Chief Executive Officer	$1,260,000
Jay Leveton, President	$800,000
Frank Lanuto, Chief Financial Officer	$625,000
Ryan Greene, Chief Operating Officer	$600,000
Vincenzo DiMaggio, Chief Accounting Officer	$475,000
The Human Resources and Compensation Committee reviewed the base salaries of our NEOs and approved an increase in Mr. DiMaggio’s base salary from $$450,000 to $$475,000 effective April 1, 2024 and Mr. Greene’s base salary from $575,000 to $600,000 effective October 1, 2024. The Human Resources and Compensation Committee determined not to adjust the base salaries of the other NEOs for 2024.
Annual Incentive Awards
The Company’s compensation program is designed to reward performance relative to corporate performance criteria and individual performance. In 2024, each NEO was eligible to earn an annual bonus in an amount equal to a percentage of his base salary plus a potential discretionary adjustment for exceptional performance. The Human Resources and Compensation Committee does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards. With respect to 2024 annual incentive awards, the Human Resources and Compensation Committee considered the Company’s 2024 Adjusted EBITDA and also considered the achievement of other strategic and operational goals. Based primarily on the Company’s 2024 Adjusted EBITDA level, the Human Resources and Compensation Committee determined not to pay annual cash incentives for 2024. However, the Human Resources and Compensation Committee determined that it was in the best interests of the Company to compensate the NEOs with additional equity incentives that vest after one year of additional service to the Company and, for Messrs. Lanuto, Greene and DiMaggio, cash retention bonuses conditioned on their continued employment through December 31, 2025. Accordingly, on March 7, 2025, the Human Resources and Compensation Committee awarded restricted stock units in the following amounts: Mr. Penn — 191,733; Mr. Leveton — 88,535; Mr. Lanuto — 44,959; Mr. Greene — 20,750; and Mr. DiMaggio — 13,922. These restricted stock units will vest on March 8, 2025, subject to the NEOs’ continued service through that date. The Human Resources and Compensation Committee also awarded cash retention bonuses in the following amounts: Mr. Lanuto — $205,000; Mr. Greene — $205,000; and Mr. DiMaggio — $87,819.
With respect to 2023, the Human Resources and Compensation Committee similarly determined not to pay annual cash incentives. However, the Human Resources and Compensation Committee determined that it was in the best interests of the Company to compensate the NEOs with additional equity incentives that vested after one year of additional service to the Company and, for Messrs. Lanuto, Greene, and DiMaggio, cash retention bonuses conditioned on their continued employment through December 31, 2024. Accordingly, on March 8, 2024, the Human Resources and Compensation Committee awarded restricted stock units in the following amounts: Mr. Penn — 200,491; Mr. Leveton — 92,578; Mr. Lanuto — 21,472; Mr. Greene — 31,191; and Mr. DiMaggio — 16,273. These restricted stock units vested on March 8, 2025. The Human Resources and Compensation Committee also awarded cash retention bonuses in the following amounts: Mr. Lanuto — $333,984; Mr. Greene — $161,719; and Mr. DiMaggio — $84,375. In addition, in 2023, the Human Resources and Compensation Committee awarded a cash bonus of $500,000 to Mr. Penn in recognition of his contribution to the successful disposition of the Company’s ConcentricLife subsidiary. The

Human Resources and Compensation Committee also awarded 14,534 restricted stock units to Mr. DiMaggio as a retention incentive. These restricted stock units vest in two increments, with one-third vested on November 17, 2024 and two-thirds vesting on November 17, 2025.
Similarly, with respect to 2022, instead of paying annual cash bonuses, the Human Resources and Compensation Committee determined that it was in the best interests of the Company to compensate the NEOs in the form of additional equity incentives and, on February 23, 2023, awarded restricted shares in the following amounts: Mr. Penn — 177,951; Mr. Leveton — 90,843; Mr. Lanuto — 72,493; Mr. Greene — 65,816; and Mr. DiMaggio — 34,339. These shares of restricted stock vested on February 23, 2024.
CEO SAR Grant
In recognition of his services to the Company, on March 1, 2023, the Human Resources and Compensation Committee awarded Mr. Penn a grant of 225,000 SARs under the Company’s 2016 Stock Incentive Plan, which will vest and become exercisable in equal installments (each consisting of 75,000 underlying shares) on each of the first three anniversaries of the grant date and which will expire on the fifth anniversary of the grant date.
LTIP Awards
2024 Stock LTIP.   On March 8, 2024, the Human Resources and Compensation Committee awarded each NEO performance-based vesting restricted stock units under the Company’s 2016 Stock Incentive Plan in the following amounts: Mr. Penn — 810,066; Mr. Leveton — 183,688; Mr. Lanuto — 172,207; Mr. Greene — 63,372; and Mr. DiMaggio — 28,930 (the “2024 Stock LTIP Awards”). Vesting for these awards is conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions with annual revenue more than $100 million and including gains and losses on dispositions, over the performance period commencing on January 1, 2024 and ending on December 31, 2026 and the NEO’s continued employment until March 8, 2027. The cumulative Adjusted EBITDA target for the 2024 Stock LTIP is $1.325 billion.
2023 Stock LTIP.   On February 23, 2023, the Human Resources and Compensation Committee awarded each NEO performance-based vesting restricted shares under the Company’s 2016 Stock Incentive Plan as follows: Mr. Penn — 640,988 shares; Mr. Leveton — 131,722 shares; Mr. Lanuto — 136,265 shares; Mr. Greene — 50,145 shares; and Mr. DiMaggio — 22,892 shares (the “2023 Stock LTIP Awards”). Vesting for these awards is conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions, over the performance period commencing on January 1, 2023 and ending on December 31, 2025 and the NEO’s continued employment until March 1, 2026. The cumulative Adjusted EBITDA target for the 2023 Stock LTIP is $1.425 billion.
2022 Stock LTIP.   On August 15, 2022, the Human Resources and Compensation Committee awarded each NEO performance-based vesting restricted shares under the Company’s 2016 Stock Incentive Plan as follows: Mr. Penn — 593,031 shares; Mr. Leveton — 144,861 shares; Mr. Lanuto — 149,857 shares; Mr. Greene — 55,148 shares; and Mr. DiMaggio — 27,694 shares (the “2022 Stock LTIP Awards”). Vesting for these awards was conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions, over the performance period commencing on January 1, 2022 and ending on December 31, 2024 and the NEO’s continued employment until March 31, 2025. The cumulative Adjusted EBITDA target for the 2022 Stock LTIP was $1.425 billion. The Human Resources and Compensation Committee determined that the Company did not meet the minimum Adjusted EBITDA target for the 2022 Stock LTIP. However, the Human Resources and Compensation Committee determined that it was in the best interests of the Company to use its discretion and vest a portion of the 2022 Stock LTIP Awards, effective March 31, 2025, at to the extent of 82% of the shares that would have vested at the Adjusted EBITDA target. Accordingly, on March 31, 2025 the 2022 Stock LTIP Awards vested in the following amounts: Mr. Penn — 486,285 shares; Mr. Leveton — 118,786 shares; Mr. Lanuto — 122,883 shares; Mr. Greene — 45,221 shares; and Mr. DiMaggio — 22,709 shares. The remaining shares were forfeited. In making its determination, the Human Resources and Compensation Committee considered the overall performance of the Company and the effect that including acquisitions with annual revenue of $100 million or less and including gains and losses on dispositions would have had on the Company’s Adjusted EBITDA.

2021 Stock LTIP.   On October 15, 2021, the Human Resources and Compensation Committee awarded each NEO performance-based vesting restricted shares under the Company’s 2016 Stock Incentive Plan as follows: Mr. Penn — 412,000 shares; Mr. Leveton — 86,000 shares; Mr. Lanuto — 92,000 shares; Mr. Greene — 41,000 shares; and Mr. DiMaggio — 19,000 shares (the “2021 Stock LTIP Awards”). Vesting for these awards was conditioned upon the Company’s level of achievement of Adjusted EBITDA, excluding the effect of acquisitions, over the performance period commencing on January 1, 2021 and ending on December 31, 2023 and the NEO’s continued employment until March 31, 2024. The cumulative Adjusted EBITDA target for the 2021 Stock LTIP was $1.1 billion. The Human Resources and Compensation Committee determined that the Company exceeded the Adjusted EBITDA target and 100% of the 2021 Stock LTIP Awards vested on March 31, 2024.
Equity Award Practices
While we have not adopted a formal policy regarding the timing of equity awards, the Human Resources and Compensation Committee has historically made annual equity award grants to our NEOs following the release of our earnings results for the fourth quarter and fiscal year, at the same time equity awards are granted to our eligible non-executive employees. The Human Resources and Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark Penn Chief Executive Officer and Chairman	2024	1,260,000	—	5,618,697	—	382,853	7,261,550
	2023	1,260,000	500,000	5,873,953	501,000	284,149	8,419,102
	2022	1,060,000	—	5,388,179	—	296,559	6,744,738
Jay Leveton President	2024	800,000	—	1,536,039		24,742	2,360,781
	2023	781,250	—	1,583,209	—	26,507	2,390,966
	2022	725,000	—	1,379,188	—	16,359	2,120,547
Frank Lanuto Chief Financial Officer	2024	625,000	333,984	1,076,855	—	19,237	2,055,076
	2023	625,000	—	1,488,935	—	20,843	2,134,778
	2022	625,000	—	1,216,967	—	31,723	1,873,690
Ryan Greene Chief Operating Officer	2024	581,250	161,719	525,770	—	22,612	1,291,351
	2023	575,000	—	819,155	—	52	1,394,207
	2022	575,000	—	436,783	—	7,091	1,018,874
Vincenzo DiMaggio Chief Accounting Officer	2024	468,750	84,375	251,329	—	24,934	829,388
	2023	450,000	—	511,549	—	26,699	988,248
	2022	450,000	—	257,085	—	25,840	732,925

(1)
The amounts in this column reflect actual base salaries paid to each NEO, taking into account any base salary increases described above under “Compensation Discussion and Analysis — Base Compensation.”

(2)
For 2024 and 2023, the Human Resources and Compensation Committee determined not to award annual discretionary cash bonuses to our NEOs and instead awarded restricted stock units and, for Messrs. Lanuto, Greene, and DiMaggio, cash retention bonuses during the following calendar year. Similarly, for 2022, the Human Resources and Compensation Committee determined not to award annual discretionary cash bonuses to our NEOs and instead awarded restricted shares during the following calendar year. See “Compensation Discussion and Analysis — Annual Incentive Awards.”

For Messrs. Lanuto, Greene, and DiMaggio, the amounts shown in the column for 2024 reflect cash retention bonuses. For Mr. Penn, the amount shown in the column for 2023 reflects a cash bonus of $500,000 in recognition of his contribution to the successful disposition of the Company’s ConcentricLife subsidiary.
(3)
For each of the NEOs, amounts shown in the column for 2024 reflect the grant date fair value, as determined in accordance with FASB Topic 718, of service-based restricted stock unit awards in the following amounts: Mr. Penn — $1,114,730; Mr. Leveton — $514,734; Mr. Lanuto — $119,384; Mr. Greene — $173,422; and Mr. DiMaggio — $90,478, and of performance-based restricted stock unit awards, assuming target performance, in the following amounts: Mr. Penn — $4,503,967; Mr. Leveton — $1,021,305; Mr. Lanuto — $957,471; Mr. Greene — $352,348; and Mr. DiMaggio — $160,851. For each of the NEOs, the grant date fair value of the performance-based restricted stock unit awards, assuming maximum performance, would be as follows: Mr. Penn — $5,404,759; Mr. Leveton — $1,225,563; Mr. Lanuto — $1,148,963; Mr. Greene — $422,816; and Mr. DiMaggio — $193,021. For each of the NEOs, amounts shown in the column for 2023 and 2022 reflect the grant date fair value, as determined in accordance with FASB Topic 718, of service-based restricted share awards and the grant date fair value, assuming target (which is equal to maximum) performance, of performance-based restricted share awards. See “Compensation Discussion and Analysis — Annual Incentive Awards,” “Compensation Discussion and Analysis — LTIP Awards — 2024 Stock LTIP,” “Compensation Discussion and Analysis — LTIP Awards — 2023 Stock LTIP,” and “Compensation Discussion and Analysis — LTIP Awards — 2022 Stock LTIP.”

For a discussion of the assumptions relating to these valuations, please see “Note 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2024.

(4)
For Mr. Penn, the amount shown in the column for 2023 reflects the grant date fair value of 225,000 SARs granted on March 1, 2023, as determined in accordance with FASB Topic 718.

For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2024.
(5)
The components of “all other compensation” for 2024 are set forth in the table below.

Name	Health Benefits ($)(a)	Airfare ($)(b)	Total ($)
Mark Penn	22,565	360,288	382,853
Jay Leveton	24,742	—	24,742
Frank Lanuto	19,237	—	19,237
Ryan Greene	22,612	—	22,612
Vincenzo DiMaggio	24,934	—	24,934

(a)
The “Health Benefits” provided by the Company are payment of health insurance premiums for the employee and, as applicable, family members eligible for coverage.

(b)
The amount in the “Airfare” column reflects $360,288 reimbursed to Mr. Penn for 2024 for private air travel on Company business.

GRANT OF PLAN-BASED AWARDS DURING 2024
The following table provides information with regard to each award of restricted stock units granted to each named executive officer under our equity incentive plans during 2024.
Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold (#)	Target (#)(1)	Maximum (#)
Mark Penn	3/8/24	648,052	810,066	972,079		4,503,967
	3/8/24				200,491	1,114,730
Jay Leveton	3/8/24	146,950	183,688	220,425		1,021,305
	3/8/24				92,578	514,734
Frank Lanuto	3/8/24	137,765	172,207	206,648		957,471
	3/8/24				21,472	119,384
Ryan Greene	3/8/24	50,697	63,372	76,046		352,348
	3/8/24				31,191	173,422
Vincenzo DiMaggio	3/8/24	23,144	28,930	34,716		160,851
	3/8/24				16,273	90,478

(1)
The amounts in the “Target” column represent the number of performance-based restricted stock units that will be earned by each NEO under the 2024 Stock LTIP if the Company achieves the specified cumulative Adjusted EBITDA target over the performance period commencing on January 1, 2024 and ending on December 31, 2026 and subject to the NEO’s continued employment through March 8, 2027. None of the 2024 Stock LTIP performance-based restricted stock units will be earned if the Company achieves less than 80% of the cumulative Adjusted EBITDA target over the performance period. If the Company achieves exactly 80% of the cumulative Adjusted EBITDA target over the performance period, each NEO will earn the number of performance-based restricted stock units in the “Threshold” column. If the Company achieves actual cumulative Adjusted EBITDA between 80% and 100% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn from 80% to 100% of the number of performance-based restricted stock units in the “Target” column based on a straight-line interpolation for actual cumulative Adjusted EBITDA between 80% and 100% of the cumulative Adjusted EBITDA target. If the Company achieves actual cumulative Adjusted EBITDA equal to 100% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn the number of performance-based restricted stock units in the “Target” column. If the Company achieves actual cumulative Adjusted EBITDA between 100% and 120% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn from 100% to 120% of the number of performance-based restricted stock units in the “Target” column based on a straight-line interpolation for actual cumulative Adjusted EBITDA between 100% and 120% of the cumulative Adjusted EBITDA target. If the Company achieves actual cumulative Adjusted EBITDA equal to or greater than 100% of the cumulative Adjusted EBITDA target, then the applicable NEO will earn the number of performance-based restricted stock units in the “Maximum” column. See “Compensation Discussion and Analysis — 2024 Stock LTIP.”

(2)
Indicates number of restricted stock units granted on this date, which will vest on the first anniversary of the grant date.

(3)
The grant date values are determined in accordance with FASB Topic 718, assuming target performance for performance-based awards.

Additional information regarding awards of restricted units made to our NEOs in 2024 is contained in “Compensation Discussion and Analysis — 2024 Stock LTIP” and “Compensation Discussion and Analysis — Annual Incentive Awards.”

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised SARs (#) Exercisable(1) (2) (b)	Number of Securities Underlying Unexercised SARs (#) Unexercisable(2) (c)	SAR Exercise Price ($) (d)	SAR Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#)(3) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4) (i)
Mark Penn	1,500,000		8.27	12/14/2026
	75,000	150,000	6.79	3/1/2028
					200,491	1,319,231	2,044,085	13,450,079
Jay Leveton					92,578	609,163	460,271	3,028,583
Frank Lanuto					21,472	141,286	458,329	3,015,805
Ryan Greene					31,191	205,237	168,665	1,109,816
Vincenzo DiMaggio					25,962	170,830	79,516	523,215

*
Notwithstanding the vesting schedules provided in the footnotes below, as described under “Employment Agreements” and “Potential Payments upon Termination or Change in Control,” the NEOs’ SARs, restricted shares and restricted stock units are subject to accelerated vesting in certain circumstances.

(1)
For Mr. Penn represents SARs that have vested but remain unexercised.

(2)
On December 14, 2021, Mr. Penn received 1,500,000 SARs that are exercisable only in exchange for cash with a base price of $8.27 per underling share. Mr. Penn also received 225,000 SARs on March 1, 2023 with a base price of $6.79 per underlying share. Each of these SARs awards become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of the grant date, subject to Mr. Penn’s continued employment with the Company through each vesting date, and expire on the fifth anniversary of the grant date.

(3)
For Mr. Penn, consists of 200,491 restricted stock units that vested in full on March 8, 2025. For Mr. Leveton, consists of 92,578 restricted stock units that vested in full on March 8, 2025. For Mr. Lanuto, consists of 21,472 restricted stock units that vested in full on March 8, 2025. For Mr. Greene, consists of 31,191 restricted stock units that vested in full on March 8, 2025. For Mr. DiMaggio, consists of 16,273 restricted stock units that vested in full on March 8, 2025, and 9,689 restricted shares that vest in full on November 17, 2025, subject to continued employment.

(4)
The amounts shown in these columns are based on the closing price per share of our Common Stock on December 31, 2024.

(5)
For Mr. Penn, consists of a target of 593,031 performance-based vesting restricted shares, of which 486,285 vested on March 31, 2025 at the discretion of the Human Resources and Compensation Committee and the remainder of which were forfeited, as described in the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement; a target of 640,988 performance-based vesting restricted shares that will vest on March 1, 2026, subject to achievement of performance conditions and continued employment; and a target of 810,066 performance-based vesting restricted stock units that will vest on March 8, 2027, subject to achievement of performance conditions and continued employment.

For Mr. Leveton, consists of a target of 144,861 performance-based vesting restricted shares, of which 118,786 vested on March 31, 2025 at the discretion of the Human Resources and Compensation Committee and the remainder of which were forfeited, as described in the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement; a target of 131,722 performance-based vesting restricted shares that will vest on March 1, 2026, subject to achievement of performance conditions and continued employment; and a target of 183,688 performance-based vesting restricted stock units that will vest on March 8, 2027, subject to achievement of performance conditions and continued employment.
For Mr. Lanuto, consists of a target of 149,857 performance-based vesting restricted shares, of which 122,883 vested on March 31, 2025 at the discretion of the Human Resources and Compensation Committee and the remainder of which were forfeited, as described in the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement; a target of 136,265 performance-based vesting restricted shares that will vest on March 1, 2026, subject to achievement of performance conditions and continued employment; and a target of 172,207 performance-based vesting restricted stock units that will vest on March 8, 2027, subject to achievement of performance conditions and continued employment.
For Mr. Greene, consists of a target of 55,148 performance-based vesting restricted shares, of which 45,221 vested on March 31, 2025 at the discretion of the Human Resources and Compensation Committee and the remainder of which were forfeited, as described in the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement; a target of 50,145 performance-based vesting restricted shares that will vest on March 1, 2026, subject to achievement of performance conditions and continued employment; and a target of 63,372 performance-based vesting restricted stock units that will vest on March 8, 2027, subject to achievement of performance conditions and continued employment.
For Mr. DiMaggio, consists of a target of 27,694 performance-based vesting restricted shares, of which 22,709 vested on March 31, 2025 at the discretion of the Human Resources and Compensation Committee and the remainder of which were forfeited, as described in the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement; a target of 22,892 performance-based vesting restricted shares that will vest on March 1, 2026, subject to achievement of performance conditions and continued employment; and a target of 28,930 performance-based vesting restricted stock units that will vest on March 8, 2027, subject to achievement of performance conditions and continued employment.
OPTION EXERCISES AND STOCK VESTED IN 2024
The table below sets forth information concerning the exercise of SARs and vesting of restricted shares for each named executive officer during 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Penn	500,000	2,220,000	589,951	3,790,502
Jay Leveton	—	—	176,843	1,161,737
Frank Lanuto	—	—	164,493	1,072,442
Ryan Greene	—	—	106,816	709,150
Vincenzo DiMaggio	—	—	58,184	390,488

(1)
Value realized on exercise is equal to the number of SARs exercised multiplied by an amount equal to (i) the market value of our Common Stock at exercise less (ii) the base price. The SARs were settled in cash.

(2)
Value realized on vesting of restricted shares is equal to the number of restricted shares vested multiplied by the market value of our Common Stock at vesting.

Employment Agreements
The Company has entered into employment agreements with each of its NEOs, as described below.
Mark Penn Employment Agreement
The Company entered into an employment agreement with Mr. Penn, dated March 14, 2019 (the “Original Employment Agreement”), pursuant to which Mr. Penn was eligible to receive an annualized base salary of $750,000 and an annual discretionary cash bonus in an amount equal to up to 100% of his then-current base salary. On September 8, 2021, the Company and Mr. Penn entered into an amendment to the Original Employment Agreement pursuant to which Mr. Penn was eligible to receive an annualized base salary of $1,000,000 and an annual discretionary cash bonus in an amount equal to up to 110% of his then-current base salary. On December 14, 2021, the Company and Mr. Penn entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) pursuant to which Mr. Penn’s annualized base salary increased to $1,060,000 effective January 1, 2022 and increased to $1,260,000 effective January 1, 2023. In connection with the entry into the Amended Employment Agreement, on December 14, 2021, the Company granted Mr. Penn 1,500,000 SARs in respect of shares of Common Stock. The SARs are settleable only in cash, have a base price of $8.27 per share and vest in three equal installments on each of the first three anniversaries of the date of grant. On March 11, 2022, the Company and Mr. Penn entered into a Second Amended and Restated Employment Agreement (the “Second Amended Employment Agreement”). Pursuant to the Second Amended and Restated Employment Agreement, Mr. Penn’s annualized base salary and annual discretionary bonus did not change. Mr. Penn is eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to 350% of his then-current base salary. Mr. Penn is also eligible to receive reimbursement for private air travel in connection with the business of the Company up to an annual amount as determined by the Human Resources and Compensation Committee. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under the Second Amended and Restated Employment Agreement, Mr. Penn is subject to restrictive covenants during employment and for one (1) year thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to the Second Amended Employment Agreement, if the Company terminates Mr. Penn’s employment without “Cause,” or Mr. Penn terminates his employment for “Good Reason” (each term as defined in The Second Amended Employment Agreement), then the Company is required to pay Mr. Penn the following severance benefits: (i) his annual bonus for the year prior to his termination, when otherwise payable, but only to the extent it was earned and approved by the Human Resources and Compensation Committee but not already paid; (ii) a pro-rata annual bonus for the year of termination, payable at the time such annual bonus is otherwise payable; (iii) a lump sum severance payment within 60 days of the date of termination equal to the product of 1.5 times the sum of (a) his then-current base salary and (b) the amount of his annual discretionary bonus paid in respect of the year immediately prior to the date of termination; and (iv) 12 months of reimbursement for COBRA premiums.
Pursuant to the Second Amended Employment Agreement, upon a “Change in Control” (as defined in the Second Amended Employment Agreement) of the Company, all of Mr. Penn’s then-unvested equity awards will accelerate and vest in full.
Jay Leveton Employment Agreement
The Company entered into an employment agreement with Mr. Leveton, dated September 12, 2021, pursuant to which Mr. Leveton is eligible to receive an annualized base salary of $725,000 and an annual discretionary bonus in an amount equal to up to 80% of his base salary. Effective April 1, 2023, the Human Resources and Compensation Committee approved an increase in Mr. Leveton’s annualized base salary to $800,000. Under the employment agreement, Mr. Leveton was paid a signing bonus of $325,000. Mr. Leveton is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Leveton is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Leveton is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Leveton’s employment without “Cause” (as defined in Mr. Leveton’s employment agreement), then the Company is required to pay Mr. Leveton severance benefits in the form of salary continuation of his then-current base salary for six (6) months.
Frank Lanuto Employment Agreement
The Company entered into an employment agreement with Mr. Lanuto, dated May 6, 2019, pursuant to which Mr. Lanuto was eligible to receive an annualized base salary of $450,000 and an annual discretionary bonus in an amount equal to up to 100% of his base salary. On September 8, 2021, the Company and Mr. Lanuto entered into an amendment to the employment agreement pursuant to which Mr. Lanuto is eligible to receive an annualized base salary of $625,000 and an annual discretionary cash bonus in an amount equal to up to 95% of his then-current base salary. Mr. Lanuto is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Lanuto is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Lanuto is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Lanuto’s employment without “Cause,” or Mr. Lanuto terminates his employment for “Good Reason” (each term as defined in his employment agreement), then the Company is required to pay Mr. Lanuto (i) his annual bonus for the year prior to his termination, when otherwise payable, but only to the extent it was earned and approved by the Human Resources and Compensation Committee but not already paid; and (ii) a lump sum severance payment within 60 days of the date of termination equal to six (6) months’ base salary, which is increased to nine (9) months base salary if Mr. Lanuto’s termination occurs within one (1) year of a “Change in Control” (as defined in Mr. Lanuto’s employment agreement) of the Company (which occurred upon the Business Combination).
Ryan Greene Employment Agreement
The Company entered into an employment agreement with Mr. Greene, dated September 12, 2021, pursuant to which Mr. Greene is eligible to receive an annualized base salary of $575,000 and an annual discretionary bonus in an amount equal to up to 75% of his base salary. Effective October 1, 2024, the Human Resources and Compensation Committee approved an increase in Mr. Greene’s annualized base salary to $600,000. Under the employment agreement, Mr. Greene was paid a signing bonus of $300,000. Mr. Greene is eligible for potential future grants under the Company’s long-term incentive plans. Mr. Greene is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Greene is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. Greene’s employment without “Cause” (as defined in Mr. Greene’s employment agreement), then the Company is required to pay Mr. Greene severance benefits in the form of salary continuation of his then-current base salary for six (6) months.
Vincenzo DiMaggio Employment Agreement
The Company entered into an employment agreement with Mr. DiMaggio, dated May 8, 2018, pursuant to which Mr. DiMaggio is eligible to receive an annualized base salary of $450,000 and an annual discretionary bonus in an amount equal to up to 50% of his base salary. Effective April 1, 2024, the Human Resources and

Compensation Committee approved an increase in Mr. DiMaggio’s annualized base salary to $475,000. Mr. DiMaggio is eligible for potential future grants under the Company’s long-term incentive plans. Mr. DiMaggio is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. DiMaggio is subject to restrictive covenants during employment and for a period of 18 months thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions.
Pursuant to his employment agreement, if the Company terminates Mr. DiMaggio’s employment without “Cause” or Mr. DiMaggio terminates his employment for “Good Reason” (each as defined in Mr. DiMaggio’s employment agreement), then the Company is required to pay Mr. DiMaggio severance benefits in the form of (i) salary continuation of his then-current base salary for nine (9) months and (ii) six (6) months of reimbursement for COBRA premiums.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have entered into an employment agreement with each of our NEOs. Under these agreements, we are required to pay severance benefits in connection with specified terminations of employment, including specified terminations in connection with a change in control of the Company. See “Executive Compensation — Employment Agreements.”
In addition, our grants agreements for awards of restricted shares and restricted stock units provide for the accelerated vesting of awards in connection with specified terminations of employment, death or disability.
Annual Incentive Awards.   On March 8, 2024, our Human Resources and Compensation Committee awarded restricted stock units to our NEOs (the “2023 Annual Incentive Awards”). The grant agreements for the 2023 Annual Incentive Awards provide that the restricted stock units will vest in full on a termination by the Company of the NEO’s employment without “Cause,” as defined in the applicable grant agreement, or by the NEO for “Good Reason,” if included in the applicable NEO’s employment agreement. The grant agreements further provide that the restricted stock units will vest in full on the NEO’s death or disability.
LTIP Awards.   The grant agreements for the 2024 Stock LTIP Awards, the 2023 Stock LTIP Awards and the 2022 Stock LTIP Awards (collectively, the “LTIP Awards”) provide that, in the event of (i) termination of the NEO’s employment without “Cause,” as defined in the applicable grant agreement, or by the NEO for “Good Reason,” if included in the applicable NEO’s employment agreement, in each case within one year following a “Change in Control” (as defined in the Company’s 2016 Stock Incentive Plan), or (ii) the death or disability of the NEO, 100% of the target number of restricted shares or restricted stock units will vest. In the event that the NEO’s employment is terminated without “Cause” (other than in connection with a “Change in Control”) or the NEO resigns for “Good Reason,” a prorated number of restricted shares or restricted stock units will vest, in an amount equal to the product of (x) the number of restricted shares or restricted stock units, if any, that would otherwise vest in accordance with the applicable performance conditions and (y) a fraction, the numerator of which will be the number of full months of service completed by the executive officer during the applicable service period as provided in the grant agreement, and the denominator of which will be the length in months of the applicable service agreement.
The following tables show the benefits each of our NEOs would have received if the NEO’s employment had been terminated as of December 31, 2024, by us without “Cause,” or by the NEO for “Good Reason” (each as defined in the applicable employment agreement or grant agreement), both within one year following a “Change in Control” (a “Change in Control Period”) and outside a Change in Control Period, as well as the benefits each of our NEOs would have received if the NEO’s employment had terminated upon death or disability.
Termination of Employment Not Within Change in Control Period
Name	Cash Severance ($)	Healthcare Benefits ($)	Value of Additional Vested Equity Awards ($)(1)	Total ($)
Mark Penn	4,913,213	22,565	8,524,673	13,460,451
Jay Leveton	400,000	—	2,245,247	2,645,247
Frank Lanuto	312,500	—	1,804,493	2,116,993
Ryan Greene	300,000	—	817,295	1,117,295
Vincenzo DiMaggio	356,250	24,934	444,749	825,933

(1)
Value is based on the closing price of the Company’s Common Stock on December 31, 2024. For each NEO, includes all unvested restricted stock units included in the Annual Incentive Awards and a prorated amount of the target number of restricted shares or restricted stock units included in each of the LTIP Awards as described above, in each case, as of December 31, 2024. For Mr. Penn, does not include 150,000 unvested SARs as of December 31, 2024 that vest on termination of employment by us without “Cause,” or by Mr. Penn for “Good Reason,” because the base price of the SARs exceeded the closing price of the Company’s Common Stock on December 31, 2024.

Termination of Employment Within Change in Control Period
Name	Cash Severance ($)	Healthcare Benefits ($)	Value of Additional Vested Equity Awards ($)(1)	Total ($)
Mark Penn(2)	4,913,213	22,565	14,772,271	19,708,049
Jay Leveton	400,000	—	3,637,746	4,037,746
Frank Lanuto	468,750	—	3,157,091	3,625,841
Ryan Greene	300,000	—	1,315,052	1,615,052
Vincenzo DiMaggio	356,250	24,934	674,562	1,055,746

(1)
Value is based on the closing price of the Company’s Common Stock on December 31, 2024. For each NEO, includes all unvested restricted stock units included in the Annual Incentive Awards and 100% of the target number of restricted shares or restricted stock units included in each of the LTIP Awards, in each case, as of December 31, 2024. For Mr. Penn, does not include 150,000 unvested SARs as of December 31, 2024 that vest on a Change in Control because the base price of the SARs exceeded the closing price of the Company’s Common Stock on December 31, 2024.

(2)
For Mr. Penn, all outstanding equity awards vest on a Change in Control without respect to termination of employment.

Death or Disability
Name	Value of Additional Vested Equity Awards ($)(1)
Mark Penn	14,772,271
Jay Leveton	3,637,746
Frank Lanuto	3,157,091
Ryan Greene	1,315,052
Vincenzo DiMaggio	694,045

(1)
Value is based on the closing price of the Company’s Common Stock on December 31, 2024. For each NEO, includes all unvested restricted stock units included in the Annual Incentive Awards and 100% of the target number of restricted shares or restricted stock units included in each of the LTIP Awards, in each case, as of December 31, 2024. For Mr. Penn, does not include 150,000 unvested SARs as of December 31, 2024 that vest on death or disability because the base price of the SARs exceeded the closing price of the Company’s Common Stock on December 31, 2024.

CEO PAY RATIO
The fiscal 2024 total compensation of our median employee was $120,946, based on compensation of all employees who were employed as of December 31, 2024, other than our CEO Mark Penn. As disclosed in the Summary Compensation Table, Mr. Penn’s total 2024 annual compensation was $7,261,550. Therefore, the ratio of these amounts (our “pay ratio”) in fiscal year 2024 was approximately 1-to-60.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, using the methodology described below. Because we had no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure, the employee representing the median paid employee for 2024 is the same employee selected for 2023 and 2022.
•
We selected December 31, 2022 as the effective date for identifying our median employee in accordance with applicable SEC rules.

•
Base compensation is our consistently applied compensation measure used to identify the median employee.

•
We extracted the compensation data above for each employee active as of December 31, 2022 classified as full-time, part-time or intern for the 12-month period beginning January 1, 2022 and ending December 31, 2022.

•
We annualized compensation of all newly hired employees based on the compensation they earned from their hire date through December 31, 2022.

•
We converted earnings of our non-U.S. employees to U.S. dollars using the average currency exchange rates in effect during the period.

•
We did not make any cost-of-living adjustments.

•
We used the Summary Compensation Table total compensation for Mr. Penn, and we computed the median employee’s pay based on the same criteria used for determining Mr. Penn’s total compensation in the Summary Compensation Table.

The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as each company’s pay ratio is based on its unique employee population, compensation practices and calculation methodology.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Executive Compensation — Compensation Discussion and Analysis section of this Proxy Statement.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs $(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income thousands) ($)(7)	Adjusted EBITDA (thousands) ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2024	7,261,550	6,830,523	1,634,149	1,638,797	236.69	164.97	25,044	410,787
2023	8,419,102	6,837,866	1,731,363	1,675,719	238.49	125.33	41,642	360,139
2022	6,744,738	2,879,657	1,436,509	1,107,663	223.38	87.57	50,044	451,118
2021	12,033,021	17,568,768	3,522,493	4,033,069	311.87	144.32	35,920	253,652
2020	1,795,681	1,509,786	1,311,866	1,232,962	90.29	127.97	(207,197)	177,332

(1)
Represents the amount of total compensation reported for Mr. Penn (our Chief Executive Officer and Chairman) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
Represents the amount of “compensation actually paid” to Mr. Penn for each corresponding year, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Penn during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Penn’s total compensation for each year to determine the “compensation actually paid”:
Year	Reported Summary Compensation Table Total for Current PEO ($)(a)	Reported Summary Compensation Table Value of Current PEO Equity Awards ($)(b)	Adjusted Value of Current PEO Equity Awards ($)(c)	Compensation Actually Paid to Current PEO ($)(d)
2024	7,261,550	5,618,697	5,187,670	6,830,523
2023	8,419,102	6,374,953	4,793,717	6,837,866
2022	6,744,738	5,388,179	1,523,098	2,879,657
2021	12,033,021	7,027,040	12,562,787	17,568,768
2020	1,795,681	134,673	(151,222)	1,509,786

The formula for the above table is as follows: (a)  – (b) + (c) = (d)
(a)
Represents the amount of total compensation reported for Mr. Penn for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(b)
Represents the grant date fair value of equity awards granted to Mr. Penn reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for each year. For 2021, does not include accelerated equity awards on change in control reported in the “All Other Compensation” column. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(c)
Represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Penn to arrive at “compensation actually paid” to Mr. Penn for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the year-end fair value of any equity awards granted in that Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted to determine the adjusted amount are as follows:
Year	Year End Fair Value of Equity Awards Granted to Current PEO in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted to Current PEO in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted to Current PEO in the Year and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted to Current PEO in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards of Current PEO that Failed to Meet Vesting Conditions in the Year ($)	Total Adjusted Value of Equity Awards of Current PEO ($)
2024	7,129,186	(1,553,393)	—	(388,123)	—	5,187,670
2023	5,858,019	(561,067)	—	(503,235)	—	4,793,717
2022	4,687,283	(2,924,185)	—	(240,000)	—	1,523,098
2021	7,437,040	3,382,154	—	1,815,000	(71,407)	12,562,787
2020	359,703	(310,925)	—	(200,000)	—	(151,222)

(3)
Represents the average of the amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation — Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Penn for each year) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer), Ryan Greene (our Chief Operating Officer) and Vincenzo DiMaggio (our Chief Accounting Officer); (ii) for 2023, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer), Ryan Greene (our Chief Operating Officer) and Peter McElligott (our General Counsel); (iii) for 2022, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer), Ryan Greene (our Chief Operating Officer) and Vincenzo DiMaggio (our Chief Accounting Officer; (iv) for 2021, Jay Leveton (our President), Frank Lanuto (our Chief Financial Officer) and David Ross (our former General Counsel & EVP Strategy and Corporate Development); and for (v) for 2020, Frank Lanuto (our Chief Financial Officer) and David Ross (our former General Counsel & EVP Strategy and Corporate Development).

(4)
Represents the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Penn for each year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Penn for each year) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the named executive officers as a group (excluding Mr. Penn for each year) total compensation for each year to determine the “compensation actually paid”:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards ($)(b)	Average Non-PEO NEO Adjusted Value of Equity Awards ($)(c)	Average Compensation Actually Paid to Non-PEO NEOs ($)(d)
2024	1,634,149	847,498	852,146	1,638,797
2023	1,731,363	1,067,573	1,011,929	1,675,719
2022	1,436,509	822,506	493,660	1,107,663
2021	3,522,493	514,420	1,024,996	4,033,069
2020	1,311,866	111,388	32,484	1,232,962

The formula for the above table is as follows: (a)  – (b) + (c) = (d)
(a)
Represents the average of the amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) for the corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” from the Company’s proxy statement for the applicable year.

(b)
Represents the average of the total amounts reported for the Company’s named executive officers as a group (excluding Mr. Penn for each year) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year. For 2021, does not include accelerated equity awards on change in control and accelerated equity awards on termination of employment reported in the “All Other Compensation” column. Refer to “Executive Compensation — Summary Compensation Table” for the Company’s proxy for the applicable year.

(c)
Represents an adjustment to the average of the amounts reported for the named executive officers as a group (excluding Mr. Penn for each year) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Note 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each named executive officer (excluding Mr. Penn) to arrive at “compensation actually paid” to each named executive officer (excluding Mr. Penn) for that year, which is then averaged to determine the average “compensation actually paid” to the named executive officers (excluding Mr. Penn) for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted to the Non-PEO Named Executive Officers in the Year ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted to the Non-PEO Named Executive Officers in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted to the Non-PEO Named Executive Officers in the Year and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted to the Non-PEO Named Executive Officers in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards to the Non-PEO Named Executive Officers that Failed to Meet Vesting Conditions in the Year ($)	Adjusted Average Value of Equity Awards to the Non-PEO Named Executive Officers ($)
2024	1,069,330	(211,386)	—	(5,798)	—	852,146
2023	996,262	1,916	—	13,751	—	1,011,929
2022	717,406	(223,746)	—	—	—	493,660
2021	514,420	193,266	—	366,285	(48,975)	1,024,996
2020	169,693	(52,677)	—	(60,207)	(24,325)	32,484

(5)
Represents cumulative Company total shareholder return (TSR). TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, 2020-2023, 2020-2024), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

(6)
Represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: Vanguard Communications Services Index.

(7)
Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Represents Adjusted EBITDA for the applicable year.

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Adjusted EBITDA

•
Revenue growth

•
Net debt

Analysis of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The Human Resources and Compensation Committee remains committed to its compensation strategy of appropriately linking compensation levels with stockholder value creation by:
•
Aligning pay with financial performance as a meaningful component of total compensation;

•
Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

•
Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals; and

•
Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Compensation Actually Paid and Cumulative TSR
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s cumulative TSR (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The graph below reflects the relationship between the Company’s cumulative TSR and the Peer Group’s cumulative TSR (assuming an initial fixed investment of $100 and that all dividends, if any, were reinvested) for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.
Compensation Actually Paid and Net Income
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s net income for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Compensation Actually Paid and Adjusted EBITDA
The graph below reflects the relationship between the PEO and average Non-PEO NEOs compensation actually paid and the Company’s Adjusted EBITDA for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024.

OTHER COMPENSATION-RELATED POLICIES
Clawback Policy
The Company has adopted an Executive Compensation Clawback Policy (“the Clawback Policy”) that provides for the recovery of erroneously awarded incentive-based compensation following an accounting restatement by the Company if the Human Resources and Compensation Committee determines that the amount of the incentive-based compensation as originally calculated was more than should have been paid using the restated financial statements. The Clawback Policy applies to the executive officers of the Company and other senior officers as designated by the Human Resources and Compensation Committee. Compensation that is granted, earned or vested after October 1, 2023, based in whole or in part on a financial measure included in the Company’s financial statements, is subject to the Clawback Policy. As disclosed in the Company’s Form 10-K for the year ended December 31, 2023, the Company revised its financial statements as of and for the year ended December 31, 2022. The Human Resources and Compensation Committee concluded that recovery of erroneously awarded incentive-compensation was not required under the Clawback Policy because no incentive-based compensation had been granted, earned or vested based on such financial statements and the revisions to the financial statements did not affect the financial measures used in the Company’s incentive-based compensation.
Indemnification Agreements
We have entered into indemnity agreements with our directors and executive officers which provide, among other things, that we will indemnify such director or executive officer, under the circumstances and to the extent provided therein, for liabilities of any kind that he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of the Company, to the fullest extent permitted by law.
Prohibition on Hedging and Limitation on Pledging of the Company’s Stock
The Board has adopted policies to prohibit hedging of the Company’s securities by all employees and to limit pledging by the Company’s officers and directors to 40% of such person’s Common Stock (excluding unvested shares) with approval. Currently, no stock is hedged or pledged by any of the Company’s officers or directors.
Business Protection Terms
The Company’s NEOs are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.
Pension Benefits in 2024
We do not provide our NEOs with any defined benefit or defined contribution pension arrangements.
Non-Qualified Deferred Compensation In 2024
We do not maintain any non-qualified deferred compensation plans for our NEOs.
Indebtedness of Directors, Executive Officers and Senior Officers
There is currently no indebtedness owed to the Company by any of our directors or executive officers, and there was no such indebtedness owed to us since January 1, 2023. The Company’s Corporate Governance Guidelines prohibit the Company from making any personal loans or extensions of credit to directors or executive officers of the Company.

Adjusted EBITDA
As used in this Proxy Statement:
“Adjusted EBITDA” is a non-U.S. GAAP financial measure defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items. A reconciliation of Adjusted EBITDA to U.S. GAAP Net income for the year ended December 31, 2024 is provided in the Company’s Annual Report on Form 10-K filed on March 11, 2025.
Human Resources and Compensation Committee Interlocks and Insider Participation
Desirée Rogers, Bradley J. Gross, and Irwin Simon served on the Human Resources and Compensation Committee of the Board during 2024. None of the persons who served on the Human Resources and Compensation Committee at the time of such service are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A) that is required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Human Resources and Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Human Resources and Compensation Committee of the Board
Desirée Rogers
Bradley Gross
Irwin Simon
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION
The following table lists as of December 31, 2024 the number of securities to be issued upon the exercise of outstanding stock appreciation rights (“SARs”) and the vesting of outstanding restricted stock units, the weighted average exercise price of outstanding SARs and the number of securities remaining available for future issuance under the Company’s equity compensation plans.
	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:(1)	8,729,866(2)	3.23(3)	13,303,466(4)
Equity compensation plans not approved by stockholders:	303,289(5)	—	—
Total	8,997,155	3.23(3)	13,303,466(4)

(1)
The Company currently grants equity awards under the Second Amended and Restated 2016 Stock Incentive Plan and the 2023 Employee Stock Purchase Plan.

(2)
As of December 31, 2024, the Company had reserved 456,453 shares of Common Stock in order to meet its obligations under 896,556 outstanding SARs granted under equity plans approved by stockholders. The number of shares issuable upon exercise of the SARs is based on the closing price of our Common Stock on December 31, 2024. In addition, the Company had reserved 8,273,413 shares of Common Stock issuable upon vesting of the same number of restricted stock units granted under equity plans approved by stockholders. This number does not include shares subject to outstanding purchase rights under the 2023 Employee Stock Purchase Plan.

(3)
The weighted average exercise price does not include the restricted stock units.

(4)
Includes 10,561,110 shares available under the Second Amended and Restated 2016 Stock Incentive Plan and 2,742,356 shares available under the 2023 Employee Stock Purchase Plan. As of December 31, 2024, 44,772 shares of Common Stock were subject to purchase during an open offering period under the 2023 Employee Stock Purchase Plan.

(5)
As of December 31, 2024, the Company had reserved 303,289 shares of Common Stock issuable upon vesting of the same number of restricted stock units granted as equity inducement awards to employees.

TRANSACTIONS WITH RELATED PERSONS
Review and Approval of Related Party Transactions
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy to assist it in reviewing, approving and ratifying related party transactions. The Related Party Transactions Policy provides that all related party transactions covered by the policy must be approved in advance by the Audit Committee, or ratified as soon as reasonably practicable, except that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, directors and executive officers of the Company must notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration.
In reviewing related party transactions, the Audit Committee will be provided with full details of the proposed related party transaction and will consider all relevant facts and circumstances, including, among others:
•
The benefits of the transaction to the Company;

•
The terms of the transaction and whether they are fair (arm’s-length) and in the ordinary course of the Company’s business;

•
The size and expected term of the transaction; and

•
Other facts and circumstances that bear on the materiality of the related party transaction.

Generally, the Related Party Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which the Company was or is proposed to be, a participant and in which a “Related Party” had, has or will have a direct or indirect material interest. The policy also applies to any amendment or modification to an existing related party transaction, regardless of whether such transaction has previously been approved.
Transactions with Related Persons
Since January 1, 2024, the Company engaged in the following related party transactions, in which the amount involved exceeded $120,000. The related party transactions were reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy described above:
CEO and Director Affiliation
Affiliates of The Stagwell Group LLC had a majority ownership interest in the Company as of December 31, 2024. Mark Penn is the CEO and Chairman of the Board of the Company and is also the manager of The Stagwell Group LLC.
Related Party Transactions
A subsidiary of the Company provides polling services to a non-profit client, the CEO of which is the spouse of Mr. Penn. Under the arrangement, the Company recognized revenue of approximately $828,000 for 2024.
Subsidiaries of the Company provide polling services and public relations services to a company owned by the spouse of Mr. Leveton. Under the arrangements, the Company recognized revenues of approximately $361,000 in 2024. In addition, Mr. Leveton’s spouse provides strategic and consulting services to a subsidiary of the Company with respect to a customer of the Company. Under the arrangement, the Company paid $144,000 to Mr. Leveton’s spouse in 2024.
Subsidiaries of the Company provide marketing, social media competitive analysis, and media review services to Goldman Sachs, which is a significant stockholder of the Company and in which Mr. Gross is a partner. Under the arrangements, the Company recognized revenues of approximately $2,671,000 for 2024. In addition, a subsidiary of the Company provides public relations services to MyEyeDr, which is owned by Goldman Sachs. Under the arrangement, the Company recognized revenue of approximately $363,000 for 2024.
A subsidiary of the Company provides polling services to a non-profit client that is an affiliate of the majority owner of Stagwell Media LP, which, as of December 31, 2024, was the majority owner of the Company. Under the arrangement, the Company recognized revenue of approximately $4,917,000 for 2024.
On June 13, 2024, the Company repurchased 4,000,000 shares of Common Stock at a price of $6.34 per share, for an aggregate total repurchase price of $25,360,000, from certain entities affiliated with Goldman Sachs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of April 18, 2025 by each beneficial owner of more than five percent of each such class of shares known to us, by each of our directors, by each of our named executive officers, and the current directors and executive officers as a group. The address for persons for which an address is not otherwise provided in the footnotes below is c/o Stagwell Inc., One World Trade Center, Floor 65, New York, NY 10007.
	Beneficial Ownership(1)
Beneficial Owner	Shares of Common Stock	Percent of Total
Mark Penn – Direct(2)	8,802,322	3.3%
– Indirect(3)	22,296,375	8.4%
Charlene Barshefsky(4)	160,966	*
Bradley Gross – Direct(2)	—	*
– Indirect(5)	13,279,932	4.9%
Wade Oosterman(4)	150,966	*
Desirée Rogers(4)	159,928	*
Eli Samaha – Direct(4)	99,837	*
– Indirect(6)	7,147,662	2.9%
Irwin Simon(4)	175,921	*
Rodney Slater(4)	87,710	*
Brandt Vaughan(4)	151,821	*
Jay Leveton(7)	2,602,724	*
Frank Lanuto(8)	458,063	*
Ryan Greene(9)	1,710,303	*
Vincenzo DiMaggio(10)	152,023	*
All directors and officers as a group (14 persons) – Direct(11)	14,801,973	5.6%
– Indirect(3)(5)(6)	42,723,969	16.0%
The Stagwell Group LLC(3)	22,296,375	8.4%
Polpat LLC(12)	116,044,633	43.5%
Hotchkis and Wiley Capital Management LLC(13)	20,266,750	7.6%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)
Unless otherwise noted, the Company believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them. For purposes of computing the percentage of outstanding shares held by each person or group named above, we have included restricted shares in the number of shares outstanding as of April 18, 2025. In addition, for purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or group has the right to acquire within 60 days of April 18, 2025, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Includes 640,988 unvested restricted shares. Excludes unvested restricted stock units.

(3)
Mr. Penn, our Chairman and CEO, is also the manager of The Stagwell Group LLC. The Schedule 13D/A filed with the SEC on April 18, 2025 by Mark Penn, The Stagwell Group LLC, Stagwell Agency Holdings LLC and Stagwell Media LP, reports that Mr. Penn and The Stagwell Group LLC have shared voting and dispositive power over 22,296,375 shares of Common Stock. The address of The Stagwell Group LLC is 1808 I Street, NW, Sixth Floor, Washington, DC 20006.

(4)
Includes 22,762 unvested restricted stock units that are scheduled to vest on June 12, 2025.

(5)
Mr. Gross, a member of our Board of Directors, is also a partner of Goldman Sachs & Co. LLC. The Schedule 13D/A filed with the SEC on April 8, 2025 by The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC, Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, the “Goldman Sachs Parties”) reports that The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have shared voting and dispositive power over 13,279,932 shares of Common Stock. The address of each of the Goldman Sachs Parties is 200 West Street, New York, NY 10282.

(6)
Mr. Samaha is the Managing Partner of Madison Avenue Partners, LP, which manages funds that hold 7,147,662 shares of Common Stock.

(7)
Includes 131,722 unvested restricted shares. Excludes unvested restricted stock units.

(8)
Includes 136,265 unvested restricted shares. Excludes unvested restricted stock units.

(9)
Includes 50,145 unvested restricted shares. Excludes unvested restricted stock units.

(10)
Includes 22,892 unvested restricted shares. Excludes unvested restricted stock units.

(11)
Includes 1,002,361 unvested restricted shares. Excludes unvested restricted stock units.

(12)
Based on information available to the Company as of April 4, 2025. The address of Polpat LLC is 10400 NE 4th Street, Suite 3000, Bellevue, WA 98004.

(13)
The Schedule 13G/A filed with the SEC on September 17, 2024 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”) reports sole voting power over 18,214,450 shares of Common Stock and sole dispositive power over 20,266,750 shares of Common Stock. The address of Hotchkis and Wiley is 601 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017.

Changes in Control
To our knowledge, there are no present arrangements or pledges of the Company’s securities that may result in a change in control of the Company.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2024, and upon written representations from such persons that no other reports were required, all reports required to be filed under Section 16(a) have been timely filed with the SEC with the exception of the Form 4 filed by Vincenzo DiMaggio on March 11, 2025 that reported one transaction with respect to the withholding by the Company of shares of Common Stock to satisfy tax withholding requirements on the nonreportable vesting of restricted stock.

PROPOSAL 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and the Board has directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2025 Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of PwC, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fee and Services
The following table sets forth the aggregate fees billed to the Company by PwC for the fiscal years ended December 31, 2023 and 2024:
	2023	2024
Audit Fees(1)	$5,684,723	$5,730,589
Audit-Related Fees(2)	$1,161,750	$1,699,000
Tax Fees(3)	—	$215,000
All Other Fees(4)	$2,900	$2,000
Total	$6,849,373	$7,646,589

(1)
Consists of fees for the annual audit of our consolidated financial statements, including internal control over financial reporting and review of quarterly financial statements.

(2)
Consists of fees for assurance and other services that are reasonably related to the performance of the audit of our financial statements. Audit-related fees include financial due diligence, as well as audits and agreed upon procedures related to certain contractual requirements.

(3)
Consists primarily of services related to tax planning and advice over legal entity structuring.

(4)
Consists of fees for licenses to online accounting information and general education and accounting guidance.

Pre-Approval Policies and Procedures
The Audit Committee approves all audit and non-audit related services provided by our independent registered public accounting firm before the engagement begins. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the pre-approval decision must be reported to the full Audit Committee at its next meeting.
All of the services listed in the table above were pre-approved by the Audit Committee.
Vote Required for Approval
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC as the Company’s independent registered public accounting firm. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “For” approval of this proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. This proposal is considered “routine,” and therefore we do not expect to receive any broker non-votes for this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of the Board” and the “Human Resources and Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses or references to additional company reports or policies found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports and policies, is not part of this Proxy Statement and is not incorporated by reference.
ADDITIONAL INFORMATION
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available free of charge at the SEC’s website at www.sec.gov, on our website at https://www.stagwellglobal.com/investors/ or upon written request to us at ir@stagwellglobal.com.
OTHER MATTERS
The Board knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the person voting it.
By Order of the Board of Directors
Edmund D. Graff
Senior Vice President, Deputy General Counsel and Corporate Secretary
New York, NY
April 25, 2025

EXHIBIT A
STAGWELL INC.
THIRD AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN
1.   Purpose of the Plan.
This Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by providing the employees and consultants of the Company and eligible non-employee directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees, consultants and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.
This Plan constitutes an amendment and restatement of the MDC Partners Inc. Second Amended and Restated 2016 Stock Incentive Plan (the “Prior 2016 Plan”), which was initially approved by the Company’s shareholders on June 1, 2016, amended on June 6, 2018, following approval by the Board of Directors and the Company’s shareholders, amended and restated on June 25, 2020, following approval by the Board of Directors and the Company’s shareholders, and amended and restated on June 14, 2022, following approval by the Board of Directors and the Company’s shareholders. The Prior 2016 Plan was amended and restated on April 23, 2025 by the Board of Directors subject to shareholder approval.
2.   Definitions.
As used in the Plan, the following definitions apply to the terms indicated below:
(a)   “Affiliate” means (i) any Subsidiary; and (ii) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (A) the Company or (B) any Subsidiary.
(b)   “Allowed Transferee” means, with respect to any Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 under the Exchange Act.
(c)   “Board of Directors” means the Board of Directors of the Company.
(d)   “Change in Control” means the occurrence of any of the following:
(i)   any “person” or “group” of related persons other than Stagwell Media and any of its Permitted Transferees is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”), directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company; provided, that the formation of a holding company to hold Capital Stock of the Company which does not change the beneficial ownership of such Capital Stock (except as a result of the exercise of dissenters’ rights) will not constitute a Change in Control under this paragraph (A) (provided that, from and after the formation of such holding company, all references to the Company in this definition shall instead refer to such holding company);
(ii)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office;
(iii)   the liquidation or dissolution of the Company; or
(iv)   the Company consolidates with, or merges with or into, another Person, or the Company sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person, other than a transaction where the

Person or Persons that, immediately prior to such transaction, beneficially owned the outstanding Voting Stock of the Company are, by virtue of such prior ownership, the beneficial owners in the aggregate of a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person (or if such surviving or transferee Person is a direct or indirect wholly-owned subsidiary of another Person, such Person who is the ultimate parent entity) (provided that, in the event the exception in this paragraph (iv) applies, then, from and after the consummation of such transaction, all references to the Company in this definition shall instead refer to such surviving or transferee Person or ultimate parent entity); provided, however, that a Change in Control shall not be deemed to occur by reason of (I) an acquisition of Voting Stock directly by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company, or (II) following such a transaction the individuals who immediately prior to the consummation of the such transaction constituted a majority of the Board of Directors constitute a majority of the board of directors (or similar governing body) of the surviving or transferee Person.
For purposes of this definition:
(A)   “Business Combination” means, collectively, the transactions consummated pursuant to the Transaction Agreement, dated as of December 21, 2020, by any among Stagwell Media, MDC Partners Inc., a Canadian corporation which domesticated as a Delaware corporation and converted into Stagwell Global LLC pursuant to a certificate of conversion filed in the office of the Secretary of State of the State of Delaware, the Company and Midas Merger Sub 1 LLC, a Delaware limited liability company, as amended.
(B)   “Capital Stock” means: (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of capital stock, including each class of common stock and preferred stock of such Person and stock appreciation rights; (b) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and (c) any warrants, rights or options to purchase any of the instruments or interests referred to in paragraphs (a) or (b) of this definition.
(C)   “Permitted Transferee” means, with respect to Stagwell Media, (a) any successor entity owned and controlled solely by the same Persons that own and control Stagwell Media prior to such transfer; and (b) an Affiliate, general partner or limited partner or a holder, as of immediately prior to the closing of the Business Combination, of an equity interest, equity award or equity-related award in an entity contributed by Stagwell Media to Stagwell Global in connection with the Business Combination.
(D)   “Stagwell Global” means Stagwell Global LLC, a Delaware limited liability company.
(E)   “Stagwell Media” means Stagwell Media LP, a Delaware limited partnership.
(F)   “Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Stock as a result of the acquisition of Voting Stock by the Company which, by reducing the number of Voting Stock outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Stock by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Stock which increases the percentage of the then outstanding Voting Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(e)   “Class A Shares” means the Company’s Class A Common Stock, par value $0.001 per share, or any other security into which such shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g)   “Committee” means the Human Resources & Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(h)   “Company” means Stagwell Inc., a Delaware corporation, and each of its Subsidiaries, collectively.
(i)   “Director” means a member of the Board of Directors who is not at the time of reference an employee of the Company.
(j)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(k)   “Fair Market Value” means, with respect to a Class A Share, as of the applicable date of determination (i) the closing sales price on the immediately preceding business day of Class A Shares as reported on the principal securities exchange on which such shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of Class A Shares shall not be so reported, the Fair Market Value of Class A Shares shall be determined by the Committee in its absolute discretion.
(l)   “Incentive Award” means an Option, SAR or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.
(m)   “Option” means a non-qualified stock option to purchase Class A Shares granted to a Participant pursuant to Section 6.
(n)   “Other Stock-Based Award” means an equity or equity-related award granted to a Participant pursuant to Section 8, including without limitation a restricted stock award.
(o)   “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time, who is selected by the Committee or the Board of Directors to receive an Incentive Award.
(p)   “Performance Measures” means such measures as are described in Section 9 on which performance goals are based.
(q)   “Permitted Acceleration Event” means (i) the occurrence of a Change in Control or an event described in Section 10(b), (c) or (d) or (ii) any termination of the employment of a Participant, other than a termination for cause (as defined by the Committee) or voluntary termination prior to retirement (as defined by the Committee).
(r)   “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act.
(s)   “Plan” means this Stagwell Inc. Third Amended and Restated 2016 Stock Incentive Plan, as it may be amended from time to time.
(t)   “SAR” means a stock appreciation right granted to a Participant pursuant to Section 7.
(u)   “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date the Plan is adopted by the Board of Directors.

(v)   “Securities Act” means the Securities Act of 1933, as amended.
(w)   “Subsidiary” means any “subsidiary corporation” within the meaning of Section 424(f) of the Code or any other entity that the Committee determines from time to time should be treated as a subsidiary corporation for purposes of this Plan.
3.   Stock Subject to the Plan; Additional Limitations.
(a)   In General.
Subject to adjustment as provided in Section 10 and the following provisions of this Section 3, the maximum number of Class A Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 40,250,000 Class A Shares. Such share reserve includes (i) the 20,250,000 Class A Shares reserved for issuance under the Prior 2016 Plan prior to April 23, 2025, plus (ii) the 20,000,000 Class A Shares reserved for issuance under the Prior 2016 Plan on April 23, 2025, subject to shareholder approval at the Company’s 2025 Annual Meeting of Shareholders. Class A Shares issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the discretion of the Committee.
For purposes of the preceding paragraph, Class A Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if Class A Shares are withheld to satisfy any tax withholding requirement in connection with an Other Stock-Based Award only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of Class A Shares that are available for delivery under the Plan.
(b)   Prohibition on Substitutions and Repricings for Outstanding Incentive Awards Under the Plan.
In no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants under the Plan, nor shall any Option or SAR (i) be amended to decrease the exercise price thereof, (ii) be canceled at a time when its exercise price exceeds the Fair Market Value of the underlying Class A Shares in exchange for another Incentive Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price of an Option or SAR that is made in accordance with Section 10 shall not be considered a reduction in exercise price or “repricing” of such Option or SAR.
(c)   Annual Limitation on Grants.
Each independent Director shall not receive equity awards (including any Incentive Awards issued under the Plan) with an aggregate value in excess of $250,000 in any given fiscal year (based on grant date fair value determined in accordance with U.S. generally accepted accounting principles). Any Incentive Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a Director), will not be subject to the annual limits set forth in this paragraph (c). Any such compensation that is deferred will be counted toward the annual limits set forth in this paragraph (c) for the year in which it was first earned, and not when paid or settled (if later).
(d)   Minimum Vesting Period of One (1) Year for All Incentive Awards.
In no event shall any Incentive Award granted under this Plan vest or otherwise become payable earlier than one (1) year following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this paragraph (d) shall not apply to: (i) any Substitute Awards, (ii) any Incentive Awards delivered in lieu of fully-vested cash awards or payments, (iii) any Incentive Awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders; provided such vesting will occur no sooner than 50 weeks after the date of grant, or (iv) any other Incentive Awards granted by the Committee from time to time that result in the issuance of an aggregate of up to five percent (5) % of the Class A Shares available for issuance under paragraph (a) as of the effective date of the Plan; provided that, nothing in this paragraph (d) limits the ability of an Incentive Award to provide that such minimum vesting restrictions may lapse or be waived upon a Participant’s termination of service or death or disability.
(e)   Substitute Awards.
Incentive Awards may be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or a company acquired by the Company or with which the Company combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on substituting and repricing of Incentive Awards set forth in Section 3(b). The number of Class A Shares underlying any Substitute Awards shall not be counted against the share reserve set forth in Section 3(a).
(f)   Effect of Change in Control.
Any Incentive Award granted under this Plan that is subject to time-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of a Change in Control, absent a termination of employment without cause or a resignation for good reason following any such Change in Control. Any Incentive Award granted under this Plan that is subject to performance-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of a Change in Control, absent a termination of employment without cause or a resignation for good reason following any such Change in Control and shall be adjusted on a pro-rata basis as determined by the Committee.
4.   Administration of the Plan.
The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act). The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize (i) a committee consisting of one or more members of the Board of Directors, (ii) a member of the Board of Directors, or (iii) an officer of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of service and (ii) the services of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is an Affiliate of the Company and such Person ceases to be an Affiliate of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.
On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s service during which any such Incentive Award may remain outstanding, (ii) waive any conditions to the exercisability or transferability, as the case may be, of any such Incentive Award or (iii) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award that is not an Option or SAR, when and to the extent such Incentive Award has vested (including satisfying any applicable performance-based vesting requirements).
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.   Eligibility.
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.
6.   Options.
The Committee may from time to time grant Options, subject to the following terms and conditions:
(a)   Exercise Price.
The exercise price per Class A Share covered by any Option shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such Option is granted.
(b)   Term and Exercise of Options.
(i)   Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, further, that other than as set forth in Section 3(e), no Option shall become exercisable earlier than one year after the date on which it is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.
(ii)   Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)   An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.
(c)   Effect of Termination of Service or other Relationship.
The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Option.
7.   Stock Appreciation Rights.
The Committee may from time to time grant SARs, subject to the following terms and conditions:
(a)   Stand-Alone and Tandem; Cash and Stock-Settled.
SARs may be granted on a stand-alone basis or in tandem with an Option. Tandem SARs may be granted contemporaneously with or after the grant of the Options to which they relate. SARs may be settled in Class A Shares or in cash.
(b)   Exercise Price.
The exercise price per Class A Share covered by any SAR shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted; provided, however that the exercise price of an SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option.
(c)   Benefit Upon Exercise.
The exercise of an SAR with respect to any number of Class A Shares shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a Class A Share on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole Class A Shares which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and Class A Shares in amounts equal to such excess, as determined by the Committee. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of exercise.
(d)   Term and Exercise of SARs.
(i)   Each SAR shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such SAR is granted; provided, however that no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; provided, further, that other than as set forth in Section 3(e), no SAR shall become exercisable earlier than one year after the date on which it is granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such SAR.
(ii)   Each SAR may, to the extent vested and exercisable, be exercised in whole or in part; provided, however that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)   An SAR shall be exercised by such methods and procedures as the Committee determines from time to time.
(iv)   The exercise with respect to a number of Class A Shares of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of Class A Shares of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.
(e)   Effect of Termination of Service or other Relationship.
The agreement evidencing the award of each SAR shall specify the consequences with respect to such SAR of the termination of the employment, service as a director or other relationship between the Company and Participant holding the SAR.
8.   Restricted Stock Awards and Other Stock-Based Awards.
The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual Class A Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Class A Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States.
9.   Performance Measures.
The payment or vesting of any Incentive Award to a Participant may relate to performance goals, including but not limited to one or more of the following Performance Measures: revenue growth, achievement of EBITDA targets, operating income, operating cash flow, net income, earnings per share, cash earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or an Affiliate as a whole or any business unit of the Company or any Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.
10.   Adjustment Upon Changes in Class A Shares.
(a)   Shares Available for Grants.
In the event of any change in the number of Class A Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of Class A Shares outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of Class A Shares with respect to which Incentive Awards may be granted as the Committee may deem appropriate.
(b)   Increase or Decrease in Issued Shares Without Consideration.
Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Class A Shares resulting from a subdivision or consolidation of Class A Shares or the payment of a stock dividend (but only on the Class A Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of Class A Shares subject to each outstanding Incentive Award and the exercise price per Class A Share of each such Incentive Award.
(c)   Certain Mergers.
Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Class A Shares receive securities of another corporation), each Incentive Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Class A Shares subject to such Incentive Award would have received in such merger or consolidation.
(d)   Certain Other Transactions.
In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Class A Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:
(i)   cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Class A Share subject to such Incentive Award equal to the value, as determined by the Committee in its reasonable discretion, of such Incentive Award, provided that with respect to any outstanding Option or SAR such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of Class A Shares as a result of such event over (B) the exercise price of such Option or SAR, provided¸ that each outstanding Option or SAR with an exercise price that is equal to or greater than the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of Class A Shares as a result of such event may be cancelled for no consideration; or
(ii)   provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of Class A Shares subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the incentive award, or the number of shares subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.
(e)   Other Changes.
In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights.
(f)   No Other Rights.
Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Class A Shares subject to any Incentive Award.
11.   Rights as a Shareholder.
No person shall have any rights as a shareholder with respect to any Class A Shares covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
In no circumstances shall a cash dividend be paid in respect of unvested Incentive Awards. Cash dividends, if any, may be deferred at the discretion of the Committee until the vesting date for any Incentive Award and distributed only to the extent Class A Shares underlying such Incentive Award ultimately vest. Upon the forfeiture of any Incentive Award that does not vest, deferred dividends (if any) shall be forfeited back to the Company.
12.   No Special Employment Rights; No Right to Incentive Award.
(a)   Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his/her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.
(b)   No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.
13.   Securities Matters.
(a)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Class A Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Class A Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded and that the Participant has delivered all notices and documents required to be delivered to the Company in connection therewith. The Committee may require, as a condition to the issuance and delivery of certificates evidencing Class A Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.
(b)   The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Class A Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Class A Shares pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Class A Shares pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
14.   Withholding Taxes.
(a)   Cash Remittance.
Whenever Class A Shares are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.
(b)   Stock Remittance.
At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to the Company a number of Class A Shares that have been owned by the Participant for such period as the Committee may determine having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
(c)   Stock Withholding.
At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any; provided that, in the event Class A Shares are withheld in connection with the vesting of an Award of restricted stock, such withheld Class A Shares shall be immediately cancelled by the Company and shall not constitute treasury Shares.
(d)   Broker-Assisted Sales.
At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may place a market sell order with a broker acceptable to the Company with respect to a number of such Class A Shares having a Fair

Market Value at the exercise date sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting. Provided that the Participant delivers a written or electronic notice of such order to the Company and the payment of such proceeds is made to the Company upon settlement of such sale, such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
15.   Amendment or Termination of the Plan.
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall except as provided in Section 10 hereof, (i) increase the number of Class A Shares that may be issued under the Plan, (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) increase the annual limitation on grants to Directors (except for increases pursuant to Section 10), (iv) extend the expiration date of the Plan, or (v) result in any amendment, cancellation or action described in Section 3(b) being permitted without the approval of the Company’s shareholders. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.   No Obligation to Exercise.
The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.
17.   Transferability of Incentive Awards.
(a)   Except as otherwise provided in paragraphs (b) and (c):
(i)   No Incentive Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such Incentive Award has been exercised or the Class A Shares underlying such Incentive Award have been issued, and all restrictions applicable to such Class A Shares have lapsed;
(ii)   No Incentive Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Incentive Award has been exercised, or the Class A Shares underlying such Incentive Award have been issued, and all restrictions applicable to such Class A Shares have lapsed, and any attempted disposition of an Incentive Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by paragraph (a)(i); and
(iii)   During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Incentive Award granted to such Participant under the Plan, unless it has been disposed of pursuant to a domestic relations order. After the death of the Participant, any exercisable portion of an Incentive Award may, prior to the time when such portion becomes unexercisable under the Plan or the or award agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)   Notwithstanding paragraph (a) (i), the Committee, in its sole discretion, may determine to permit a Participant or an Allowed Transferee of the Participant to transfer an Incentive Award to any one or more Allowed Transferees of such Participant, subject to the following terms and conditions: (i) an Incentive Award transferred to an Allowed Transferee shall not be assignable or transferable by the Allowed Transferee other than (A) to another Allowed Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order; (ii) an Incentive Award transferred to an Allowed Transferee shall continue to be subject to all the terms and conditions of the Incentive Award as applicable to the original Participant (other than the ability to further transfer the Incentive Award to any person other than another Allowed Transferee); (iii) the Participant (or transferring Allowed Transferee) and the receiving Allowed Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the Allowed Transferee as a “family member” of the Participant, (B) satisfy any requirements for an exemption for the transfer under applicable law and (C) evidence the transfer; and (iv) any transfer of an Incentive Award to an Allowed Transferee shall be without consideration, except as required by applicable law.
(c)   Notwithstanding paragraph (a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Incentive Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan or any award agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Incentive Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
18.   Section 409A.
To the extent that the Committee determines that any Incentive Award granted under the Plan is subject to Section 409A, the Plan and the award agreement evidencing such Incentive Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Incentive Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Incentive Award or other amount is payable on account of a Participant’s termination of service, then (a) such Incentive Award or amount shall only be paid to the extent such termination of service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Incentive Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Incentive Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s termination of service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan and any award agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the date the Plan is adopted by the Board of Directors the Committee determines that any Incentive Award may be subject to Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Incentive Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Incentive Award under Section 409A or otherwise. The Company shall have no obligation under this Section 18 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Incentive Award and shall have no liability to any Participant or any other person if any Incentive Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
19.   Expenses and Receipts.
The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

20.   Governing Law.
The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.
21.   Effective Date and Term of Plan.
The Prior 2016 Plan was amended and restated on April 23, 2025 in the form herein following approval by the Board of Directors, subject to approval by the Company’s shareholders. No grants may be made under the Plan after April 23, 2035.
The Plan, as amended and restated on April 23, 2025, shall be submitted for the approval of the Company’s shareholders no later than April 23, 2026. Incentive Awards may be granted or awarded following April 23, 2025 and prior to such shareholder approval; provided that such Incentive Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Class A Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s shareholders; and provided, further, that if such approval has not been obtained by April 23, 2026 all Incentive Awards previously granted or awarded under the Plan following April 23, 2025 or otherwise if the terms of such Incentive Awards provide that the grant or exercise of the award is subject to shareholder approval shall thereupon be canceled and become null and void.
If the Plan, as hereby amended and restated, is not approved by the Company’s shareholders, (i) no Awards shall be granted under the Plan as amended and restated on April 23, 2025, and (ii) the Plan as in effect on June 14, 2022 will continue in full force and effect in accordance with its terms.

ANNUAL MEETING OF STOCKHOLDERS OF STAGWELL INC. June 12, 2025 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-accessto enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at https://www.stagwellglobal.com/2025-annual-meeting-materials/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20933300000000001000 3 061225 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) FOR AGAINST ABSTAIN 2. Approval of Third Amended and Restated 2016 Stock Incentive Plan. 3. Approval, on an advisory basis, of the 2024 compensation of our named executive officers. 4. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

STAGWELL INC. Proxy for Annual Meeting of Stockholders on June 12, 2025 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Frank Lanuto and Jay Leveton, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Stagwell Inc., to be held June 12, 2025 at 11:30 a.m. ET at One World Trade Center, Floor 65, New York, NY 10007, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1 14475